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Exhibit 99.1

RECEIVABLES PURCHASE AGREEMENT

Dated as of November 15, 2002

Among

GGRC CORP.

as Seller

and

GEORGIA GULF CORPORATION

and

GEORGIA GULF CHEMICALS AND VINYLS, LLC

as Initial Servicers

and

BLUE RIDGE ASSET FUNDING CORPORATION

as Purchaser

and

WACHOVIA BANK, NATIONAL ASSOCIATION

as Administrative Agent

ii

Appendices
Appendix A	Definitions
Schedules
Schedule 6.1(i)	Description of Material Adverse Changes
Schedule 6.1(n)	List of Offices of Servicer and Seller where Records Are Kept
Schedule 6.1(o)	List of Lock-Box Banks
Schedule 14.2	Notice Addresses
Exhibits
Exhibit 1.2(a)	Form of Purchase Request
Exhibit 3.1(a-1)	Form of Information Package
Exhibit 3.1(a-2)	Form of interim Information Package
Exhibit A-1	Form of Lock-Box Agreement
Exhibit B	Form of Certificate of Financial Officer
Exhibit C	Credit and Collection Policy

iii

RECEIVABLES PURCHASE AGREEMENT

Dated as of November 15, 2002

        THIS IS A RECEIVABLES PURCHASE AGREEMENT (this "Agreement"), among:

        (1)  GGRC CORP., a Delaware corporation (together with its successors and permitted assigns, "Seller"),

        (2)  GEORGIA GULF CORPORATION, a Delaware corporation (together with its successors, "Georgia Gulf"), and GEORGIA GULF CHEMICALS AND VINYLS, LLC, a Delaware limited liability company (together with its successors, "GGCV" as initial servicers (the "Initial Servicers") hereunder (in such capacity, together with any successor servicer appointed pursuant to Section 8.1, each individually a, "Servicer" and together, the "Servicers"; Georgia Gulf and GGCV, in its capacity as Servicer, together with Seller, each a "Seller Party" and collectively the "Seller Parties"),

        (3)  BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, "Purchaser"),

        (4)  WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("Wachovia"), as administrative agent for the Purchaser (in such capacity, together with any successors thereto in such capacity, the "Administrative Agent").

        Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

Background

        1.    The Seller is a wholly-owned direct subsidiary of Georgia Gulf.

        2.    Georgia Gulf is engaged in the business of manufacturing and marketing chlorovinyl and aromatic chemicals.

        3.    GGCV is engaged in the business of manufacturing and marketing chlorovinyl and aromatic chemicals.

        4.    Georgia Gulf, GGCV and Georgia Gulf Lake Charles, LLC as Originators and the Seller have entered into the Receivables Sale Agreement ("Sale Agreement") pursuant to which the Originators have transferred, and hereafter will transfer, to the Seller all of their respective right, title and interest in and to the Pool Receivables and certain related property.

        5.    The Seller desires to transfer and assign Asset Interests from time to time.

        6.    The Purchaser shall purchase Asset Interests from the Seller from time to time either by issuing its Commercial Paper Notes or by availing itself of a Liquidity Funding to the extent available.

        7.    Wachovia Bank, National Association has been requested and is willing to act as Administrative Agent on behalf of the Purchaser and its assigns in accordance with the terms hereof.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

Article I

Purchases and Reinvestments

        Section 1.1    Commitments to Purchase; Limits on Purchaser's Obligations.

        Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article V), from time to time during the Revolving Period, prior to the Termination Date, the Seller may request that Purchaser purchase from the Seller ownership interests in Pool Receivables and Related Assets, and the Purchaser shall make such purchase (each being a "Purchase"); provided that no Purchase shall be made by the Purchaser if, after giving effect thereto, based upon the most recent

Information Package delivered pursuant to the first sentence of Section 3.1(a), either (a) the Invested Amount would exceed $75,000,000 (as adjusted pursuant to Section 3.2(b)) (the "Purchase Limit"), or (b) the Asset Interest would exceed 100% (the "Allocation Limit"); and provided, further that each Purchase made pursuant to this Section 1.1 shall have a purchase price equal to at least $1,000,000 and shall be an integral multiple of $100,000.

        Section 1.2    Purchase Procedures; Assignment of Purchaser's Interests.

        (a)    Purchase Request.    Each Purchase from the Seller by the Purchaser shall be made on notice from the Seller to the Administrative Agent (on behalf of the Purchaser) received by the Administrative Agent not later than 12:00 noon (New York City time) on the second Business Day preceding the date of such proposed Purchase. Each such notice of a proposed Purchase shall be irrevocable and shall be substantially in the form of Exhibit 1.2(a) and shall specify, among other items, the desired amount and date of such Purchase. The Administrative Agent shall promptly upon receipt notify the Purchaser of any such notice. The Seller may not request more than one Purchase in any calendar week.

        (b)    Funding of Purchase.    On the date of each Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Seller the amount of its Purchase in same day funds by wire transfer to an account designated in writing by the Seller.

        (c)    Assignment of Asset Interests.    The Seller hereby sells, assigns and transfers to the Administrative Agent on behalf of the Purchaser for the benefit of the Secured Parties, effective on and as of the date of each Purchase and each Reinvestment by the Administrative Agent on behalf of the Purchaser for the benefit of the Secured Parties hereunder, the Asset Interest.

        Section 1.3    Reinvestments of Certain Collections; Payment of Remaining Collections.

        (a)  On the close of business on each day during the period from the date of the first Purchase to the Termination Date, the Servicers will, out of all Collections received on such day from Pool Receivables and Related Assets:

          (i)    determine the portion of the Collections attributable to the Asset Interest by multiplying (A) the amount of such Collections times (B) the lesser of (1) the Asset Interest and (2) 100%;

          (ii)  out of the portion of such Collections allocated to the Asset Interest pursuant to clause (i) of this Section 1.3(a), set aside and hold in trust for the Purchaser an amount equal to the sum of the estimated amount of Earned Discount and CP Costs accrued in respect of each Asset Tranche (based on rate information provided by the Administrative Agent pursuant to Section 2.5), all other amounts due to the Purchaser or the Administrative Agent hereunder and the Purchaser's Share of the Servicer's Fee (in each case, accrued through such day) and not so previously set aside;

          (iii)  apply the Collections allocated to the Asset Interest pursuant to clause (i) of this Section 1.3(a) and not required to be set aside pursuant to clause (ii) of this Section 1.3(a) to the purchase from the Seller of ownership interests in Pool Receivables and Related Assets (each such purchase being a "Reinvestment"); provided that:

            (A)  if, after giving effect to such Reinvestment, (1) the Asset Interest would exceed the Allocation Limit or (2) the Invested Amount would exceed the Purchase Limit, then the Servicers shall not make such Reinvestment, but shall set aside and hold in trust for the benefit of the Purchaser, a portion of such Collections which, together with other Collections previously set aside and then so held, shall equal the amount necessary to reduce (I) the Invested Amount to the Purchase Limit and (II) the Asset Interest to the Allocation Limit; and

            (B)  if any of the conditions precedent to Reinvestment in clause (a), (b), and (d) of Section 5.2(a), subject to the proviso set forth therein, are not satisfied, then the Servicers shall not reinvest any of such remaining Collections, but shall set them aside and hold them in trust for the benefit of the Purchaser;

          (iv)  out of the portion of Collections not allocated to the Asset Interest pursuant to clause (i) of this Section 1.3(a), pay to the Servicers (in such proportion as may from time to time be determined among the Servicers) or set aside (at the option of the Servicers) the Seller's Share of the Servicer's Fee accrued through such day and not previously paid; and

          (v)  pay to the Seller (A) the remaining portion of Collections not allocated to either (1) the Asset Interest pursuant to clause (i) of this Section 1.3(a) or (2) to the Servicers pursuant to clause (iv) of this Section 1.3(a), and (B) the Collections applied to Reinvestment pursuant to clause (iii) of this Section 1.3(a).

        (b)    Unreinvested Collections.    The Servicers shall set aside and hold in trust for the benefit of the Purchaser all Collections which, pursuant to Section 1.3(a)(iii), may not be reinvested in the Pool Receivables and Related Assets. If, prior to the date when such Collections are required to be paid to the Administrative Agent for the benefit of the Purchaser pursuant to Section 1.3(c)(iv), the amount of Collections so set aside exceeds the amount, if any, necessary to reduce (i) the Invested Amount to the Purchase Limit and (ii) the Asset Interest to the Allocation Limit, and the conditions precedent to Reinvestment set forth in clauses (a), (b) and (d) of Section 5.2, subject to the proviso set forth therein, are satisfied, then the Servicers shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

        (c)    Payment of Amounts Set Aside.

          (i)    The Servicers shall pay all amounts set aside pursuant to Section 1.3(a)(ii) in respect of Earned Discount on an Asset Tranche funded by a Liquidity Funding to the Administrative Agent, on the Purchaser's behalf, on the last day of the then current Yield Period for such Asset Tranche as provided in Section 3.1.

          (ii)  The Servicers shall pay all amounts of Collections set aside pursuant to Section 1.3(a)(ii) in respect of CP Costs on any Asset Tranche funded by Commercial Paper Notes to the Administrative Agent, on the Purchaser's behalf, on the Settlement Date following the last day of each CP Accrual Period for such Asset Tranche, as provided in Section 3.1.

          (iii)  The Servicers shall pay all amounts of Collections set aside pursuant to Section 1.3(a)(ii) and not applied pursuant to clauses (i) or (ii) above to the Administrative Agent, on the Purchaser's behalf, on each Settlement Date for each Settlement Period, as provided in Section 3.1.

          (iv)  The Servicers shall pay all amounts set aside pursuant to Section 1.3(b) to the Administrative Agent for the account of the Purchaser (A) on the last day of each Yield Period for any Asset Tranche funded by a Liquidity Funding, as provided in Section 3.1, in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche, and (B) on the Settlement Date following the last day of each CP Accrual Period for any Asset Tranche funded by Commercial Paper Notes, as provided in Section 3.1, in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche.

        (d)    Funds Under Sale Agreement.    Upon the written request of the Administrative Agent, on the Purchaser's behalf, given at any time when (i) based on the most recent Information Package, either (A) the Asset Interest would exceed the Allocation Limit or (B) Invested Amount would exceed the Purchase Limit, or (ii) a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Seller shall set aside and hold in trust for the Purchaser all funds that under the Sale Agreement would be applied to repay principal of the Subordinated Note. The Seller may apply such funds only for the purposes of (i) at any time, purchasing Receivables from the Originators in accordance with the Sale Agreement; (ii) on the Settlement Date for any Settlement Period, making payments in accordance with the last sentence of Section 3.1(c)(ii), and (iii) on the Settlement Date for any Settlement Period, if, on the basis of the most recent Information Package, and after giving effect to any payment made to the Servicers on such date pursuant to the last sentence of Section 3.1(c)(ii), both (A) the Invested Amount does not exceed the Purchase Limit and (B) the Asset Interest does not exceed the Allocation Limit, and provided that no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, repaying principal of the Subordinated Note in accordance with this Agreement and the Sale Agreement.

        Section 1.4    Frequency of Computation of Asset Interest.

        The Asset Interest shall be computed as provided in Section 3.1, as of the Cut-Off Date for each Settlement Period, after giving effect to the payments made pursuant to Section 3.1. In addition, at any time, the Administrative Agent, on behalf of the Purchaser, may require the Servicers to provide an Information Package, based on the information then available to the Servicers, for purposes of computing the Asset Interest or the Purchase Limit as of any other date, and the Servicers agree to do so within five (5) (or three (3), if a Liquidation Event has occurred and is continuing) Business Days of its receipt of the Administrative Agent's request.

Article II

Computational Rules

        Section 2.1    Selection of Asset Tranches.

        The Administrative Agent shall, from time to time for purposes of computing Earned Discount and CP Costs, divide the Asset Interest into Asset Tranches. The applicable Earned Discount Rate or CP Rate, as the case may be, and the maturity may be different for each Asset Tranche. The Invested Amount shall be allocated to the Asset Tranches by the Administrative Agent, on the Purchaser's behalf, to reflect the funding sources for the Asset Interest, so that:

        (a)  there will be one or more Asset Tranches equal to the excess (if any) of the Invested Amount over the aggregate amount allocated at such time pursuant to clause (b) below, which Asset Tranche (or Asset Tranches, if more than one) shall reflect the portion of the Asset Interest funded by Commercial Paper Notes; and

        (b)  there may be one or more Asset Tranches, selected by the Administrative Agent, on the Purchaser's behalf, reflecting the portion of the Asset Interest funded by outstanding Liquidity Fundings.

        Section 2.2    Computation of Invested Amount and Purchaser's Tranche Investment.

        In making any determination of the Invested Amount and any Purchaser's Tranche Investment, the following rules shall apply:

        (a)  The Invested Amount shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered hereunder to the Administrative Agent, on the Purchaser's behalf;

        (b)  The Invested Amount shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason; and

        (c)  if there is any reduction in the Invested Amount, there shall be a corresponding reduction in a Purchaser's Tranche Investment with respect to one or more Asset Tranches selected by the Administrative Agent, on the Purchaser's behalf, in its reasonable discretion.

        Section 2.3    Computation of Concentration Limits and Unpaid Balance.

        The Obligor Concentration Limits and the aggregate Unpaid Balance of Pool Receivables of any Obligor and its Affiliated Obligors (if any) shall be calculated as if such Obligor and its Affiliated Obligors were one Obligor.

        Section 2.4    Computation of Earned Discount and CP Costs.

        In making any determination of Earned Discount and CP Costs, the following rules shall apply:

        (a)  the Administrative Agent, on the Purchaser's behalf, shall determine (i) the Earned Discount accruing with respect to each Asset Tranche funded by Liquidity Fundings for each Yield Period, in accordance with the definition of Earned Discount and (ii) the CP Costs accruing with respect to each Asset Tranche funded by Commercial Paper Notes for each CP Accrual Period, in accordance with the definition of CP Costs;

        (b)  no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law; and

        (c)  Earned Discount for any Asset Tranche shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

        It is the intent of the Purchaser to fund the Asset Interest by the issuance of Commercial Paper Notes. If for any reason the Purchaser is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund the Asset Interest, or is unable for any reason to repay such Commercial Paper Notes upon the maturity thereof, the Purchaser will draw on Liquidity Fundings to the extent available. If the Purchaser funds itself through Liquidity Fundings, the Earned Discount payable by the Seller will be based on the Bank Rate.

        Section 2.5    Estimates of Earned Discount Rate, CP Costs, Fees, etc.

        For purposes of determining the amounts required to be set aside by the Servicers pursuant to Section 1.3, the Administrative Agent, on the Purchaser's behalf, shall notify the Servicers (and, if Georgia Gulf and GGCV are not the Servicers, the Seller) from time to time of the Purchaser's Tranche Investment of each Asset Tranche, the Earned Discount Rate applicable to each Asset Tranche funded by a Liquidity Funding, the CP Costs applicable to each Asset Tranche funded by Commercial Paper Notes and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (a) the CP Costs for any Asset Tranche funded by Commercial Paper Notes are determined in arrears and may change from one applicable CP Accrual Period to the next, (b) the Earned Discount Rate for any Asset Tranche funded by a Liquidity Funding may change from one applicable Yield Period to the next, and the Bank Rate used to calculate the Earned Discount Rate may change from time to time during an applicable Yield Period, (c) certain rate information provided by the Administrative Agent to the Servicers shall be based upon the Administrative Agent's good faith estimate, (d) the amount of Earned Discount actually accrued with respect to an Asset Tranche funded by Liquidity Fundings during any Yield Period may exceed, or be less than, the amount set aside with respect thereto by the Servicers, (e) the amounts of CP Costs actually accrued with respect to an Asset Tranche funded by the issuance of Commercial Paper Notes during any CP Accrual Period may exceed, or be less than, the amount set aside with respect thereto by the Servicers, and (f) the amount of fees or other amounts payable which have accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by the Servicers. Failure to set aside any amount so accrued shall not relieve the Servicers of their respective obligation to remit Collections to the Administrative Agent, for the benefit of the Purchaser, with respect to such accrued amount, as and to the extent provided in Section 3.1.

Article III

Settlements

        Section 3.1    Settlement Procedures.

        The parties hereto will take the following actions with respect to each Settlement Period:

        (a)    Information Package.    On the 18th day of each calendar month (if such day is not a Business Day, then on the next Business Day) following each Cut-Off Date (each a "Reporting Date"), the Servicers shall deliver to the Administrative Agent, on the Purchaser's behalf, a report in the forms of Exhibit 3.1(a-1), and, at the request of the Agent, Exhibit 3.1(a-2) (or in another form mutually agreed to by the Administrative Agent and the Servicers) (each, an "Information Package"). The Information Package shall be accompanied by an electronic file in a form satisfactory to the Administrative Agent; provided, however, if a Credit Event shall have occurred, the Administrative may request an Information Package on a day other than the scheduled Reporting Date provided, that the Administrative Agent shall not make a request for an Information Package more frequently than weekly. Each date specified in a request by the Administrative Agent pursuant to the previous sentence shall become the "Reporting Date" for purposes hereof.

        (b)    Earned Discount and CP Costs; Other Amounts Due.    (i) (A) on or before 12:00 noon, Atlanta, Georgia time on the Business Day before the last day of each Yield Period, the Administrative Agent shall notify the Servicers of the amount of Earned Discount accrued with respect to any Asset Tranche funded by a Liquidity Funding corresponding to such Yield Period and (B) on or before 12:00 noon (Atlanta, Georgia time) five (5) Business Days before each Reporting Date, the Administrative Agent shall notify the Servicers of the CP Costs accrued during the most recently ended CP Accrual Period with respect to any Asset Tranche funded with Commercial Paper Notes during all or any portion of such CP Accrual Period, (ii) the Servicers shall pay to the Administrative Agent for the benefit of the Purchaser the amount of such Earned Discount before 12:00 noon (Atlanta, Georgia time) on the last day of such Yield Period and the amount of such CP Costs before 12:00 noon (Atlanta, Georgia time) on each Settlement Date, (iii) on or before 12:00 noon, Atlanta, Georgia time, on the Business Day before each Reporting Date, the Administrative Agent, on the Purchaser's behalf, shall notify the Servicers of all fees and other amounts accrued and payable by the Seller under this Agreement during the prior calendar month (other than amounts described in clause (c), below), (iv) the Servicers shall pay to the Administrative Agent, for the benefit of the Purchaser, the amount of such fees and other amounts (to the extent of Collections attributable to the Asset Interest during such Settlement Period) on the Settlement Date for such month, (v) the Administrative Agent shall notify the Servicers of any Broken Funding Costs incurred by the Purchaser and (vi) the Servicers shall pay to the Administrative Agent, for the benefit of the Purchaser, the amount of such Broken Funding Costs on the first Business Day following receipt by the Servicers of notice of such Broken Funding Costs. Such payments shall be made out of amounts set aside pursuant to Section 1.3 for such payment; provided, however, that to the extent Collections attributable to the Asset Interest during such Settlement Period are not sufficient to make such payment, such payments shall be made out of funds paid by the Servicers to the Seller (which amounts the Seller hereby agrees to pay to the Servicers), and in the case of Earned Discount, to the extent that funds were not set aside pursuant to Section 1.3 for such payment (because the actual Earned Discount for such month was greater than the estimated Earned Discount used in calculating the Asset Interest during such month), out of funds paid by the Servicers to the Seller (which amounts the Seller hereby agrees to pay to the Servicers), up to the aggregate amount of Collections applied to Reinvestment under Section 1.3(a) or (b) during such month.

        (c)    Asset Interest Computations.

          (i)    On the Reporting Date for each Settlement Period, the Servicers shall compute, as of the related Cut-Off Date and based upon the assumptions in the next sentence, (A) the Asset Interest, (B) the amount of the reduction or increase (if any) in the Asset Interest since the next preceding Cut-Off Date, (C) the excess (if any) of the Asset Interest over the Allocation Limit, and (D) the excess (if any) of the Invested Amount over the Purchase Limit. Such calculation shall be based upon the assumptions that (I) the information in the Information Package is correct, and (II) Collections set aside pursuant to Section 1.3(b) will be paid to the Administrative Agent, for the benefit of the Purchaser, on the Settlement Date for such Settlement Period.

          (ii)  If, according to the computations made pursuant to clause (i) above, either (A) the Asset Interest exceeds the Allocation Limit or (B) the Invested Amount exceeds the Purchase Limit, then on the Settlement Date for such Settlement Period, the Servicers shall pay to the Administrative Agent, for the benefit of the Purchaser, (to the extent of Collections during the related Settlement Period attributable to all Asset Tranches and not previously paid to the Administrative Agent) the amount necessary to reduce both (1) the Invested Amount to the Purchase Limit and (2) the Asset Interest to the Allocation Limit, subject, however, to the proviso to Section 1.3(c)(iv). Such payment shall be made out of amounts set aside pursuant to Section 1.3 for such purpose and, to the extent such amounts were not so set aside, the Seller hereby agrees to pay such amounts to the Servicers to the extent of Collections applied to Reinvestment under Section 1.3 during the relevant Settlement Period.

        (d)    Order of Application.    Upon receipt by the Administrative Agent, on the Purchaser's behalf, of funds distributed pursuant to this Section 3.1, the Administrative Agent shall apply them to the items specified in the subclauses below, in the order of priority of such subclauses:

          (i)    to accrued Earned Discount, CP Costs and Broken Funding Costs, plus any previously accrued Earned Discount, CP Costs and Broken Funding Costs not paid;

          (ii)  to the Purchaser's Share of the accrued and unpaid Servicer's Fee (if Servicer is not the Seller or its Affiliate);

          (iii)  to the Program Fee accrued during such Settlement Period, plus any previously accrued Program Fee not paid on a prior Settlement Date;

          (iv)  to the reduction of the Invested Amount, to the extent such reduction is required under Section 3.1(c);

          (v)  to other accrued and unpaid amounts owing to the Purchaser or the Administrative Agent hereunder (except Earned Discount on any Asset Tranche funded by a Liquidity Funding which has accrued but is not yet overdue under Section 1.3(c));

          (vi)  to the Purchaser's Share of the accrued and unpaid Servicer's Fee (if Servicer is the Seller or its Affiliate); and

          (vii) to purchase newly originated Receivables during the Revolving Period.

        (e)    Non-Distribution of Servicer's Fee.    The Administrative Agent hereby consents (which consent may be revoked at any time after the occurrence and during the continuance of a Liquidation Event), to the retention by the Servicers of the amounts (if any) set aside pursuant to Section 1.3 in respect of the Servicer's Fee, in which case no distribution shall be made in respect of Servicer's Fee pursuant to clause (d), above.

        (f)    Delayed Payment.    If on any day described in this Section 3.1 (or in Section 1.3(c) in respect of accrued Earned Discount on Asset Tranches funded by Liquidity Fundings or accrued CP Costs on Asset Tranches funded by the issuance of Commercial Paper Notes), because Collections during the relevant CP Accrual Period or Yield Period were less than the aggregate amounts payable, the Servicers shall not make any payment otherwise required, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

        Section 3.2    Deemed Collections; Reduction of the Invested Amount, Etc.

        (a)    Deemed Collections.    If on any day

          (i)    the Unpaid Balance of any Pool Receivable is

            (A)  reduced as a result of any defective, rejected or returned merchandise or services, any cash discount, or any other adjustment by any Seller Party or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

            (B)  reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

            (C)  reduced on account of the obligation of any Seller Party or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

            (D)  less than the amount included in calculating the Net Pool Balance for purposes of any Information Package (for any reason other than such Receivable becoming a Defaulted Receivable), or

          (ii)  any of the representations or warranties of the Seller set forth in Section 6.1(j), (l) or (p) were not true when made with respect to any Pool Receivable, or any of the representations or warranties of the Seller set forth in Section 6.1(l) are no longer true with respect to any Pool Receivable, or any Pool Receivable is repurchased by the Originator pursuant to the Sale Agreement, then, on such day, the Seller shall be deemed to have received a Collection of such Pool Receivable

            (A)  in the case of clause (i) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

            (B)  in the case of clause (ii), above, in the amount of the Unpaid Balance of such Pool Receivable.

Collections deemed received by the Seller under this Section 3.2(a) are herein referred to as "Deemed Collections".

        (b)    Seller's Optional Reduction of the Invested Amount.    The Seller may at any time elect to reduce the Invested Amount as follows:

          (i)    the Seller shall give the Administrative Agent, on the Purchaser's behalf, prior written notice in conformity with the Required Notice Period of such reduction (which notice shall be irrevocable and shall include the amount of such proposed reduction and the proposed date on which such reduction will commence),

          (ii)  on the proposed date of commencement of such reduction and on each day thereafter, the Servicers shall refrain from reinvesting Collections pursuant to Section 1.3 until the amount thereof not so reinvested shall equal the desired amount of reduction, and

          (iii)  the Servicers shall hold such Collections in trust for the Purchaser, pending payment to the Administrative Agent, as provided in Section 1.3;

provided that:

            (A)  the amount of any such reduction shall be in an amount of $1,000,000 or an integral multiple thereof,

            (B)  the Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period, and

            (C)  unless the Invested Amount will be reduced to zero, after giving effect to such reduction, the Invested Amount will be at least $25,000,000.

        Section 3.3    Payments and Computations, Etc.

        (a)    Payments.    All amounts to be paid or deposited by the Seller or the Servicers to the Administrative Agent or any other Person hereunder (other than amounts payable under Section 4.2) shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Atlanta, Georgia time) on the day when due in lawful money of the United States of America in same day funds to the Purchaser in care of Wachovia Bank, National Association, ABA #053100494, Account #8735-098787, for credit: Blue Ridge Asset Funding Corporation, Reference: GGRC Corp., Attention: Douglas Wilson (704) 374-2520 or to such other account at the bank named therein or at such other bank as the Administrative Agent on behalf of the Purchaser may designate by written notice to the Person making such payment.

        (b)    Late Payments.    The Seller or the Servicers, as applicable, shall, to the extent permitted by law, pay to the Person to whom payment is due interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

        (c)    Method of Computation.    All computations of interest, Earned Discount, any fees payable under Section 4.1 and any other fees payable by Seller to Purchaser or the Administrative Agent hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

        Section 3.4    Treatment of Collections and Deemed Collections.

        The Seller shall forthwith deliver to the Servicers all Deemed Collections, and the Servicers shall hold or distribute such Deemed Collections as CP Costs, Broken Funding Costs, Earned Discount, accrued Servicer's Fee, repayment of the Invested Amount and to other accrued amounts owing hereunder to the same extent as if such Deemed Collections had actually been received on the date of such delivery to the Servicers. If Collections are then being paid to the Administrative Agent, on the Purchaser's behalf, or its designee, or lock boxes or accounts directly or indirectly owned or controlled by the Administrative Agent, the Servicers shall forthwith cause such Deemed Collections to be paid to the Administrative Agent, on the Purchaser's behalf, or its designee or to such lock boxes or accounts, as applicable, or as the Administrative Agent shall request. So long as the Seller shall hold any Collections (including Deemed Collections) required to be paid to the Servicers or the Administrative Agent, it shall hold such Collections in trust and shall clearly mark its records to reflect such trust; provided that unless the Administrative Agent shall have requested it in writing to do so, the Seller shall not be required to hold such Collections in a separate deposit account containing only such Collections.

Article IV

Fees and Yield Protection

        Section 4.1    Fees.

        The Seller shall pay to the Administrative Agent and the Purchaser certain fees from time to time in amounts and payable on such dates as are set forth in the letter dated November 15, 2002 (as amended from time to time, the "Fee Letter") among the Seller, the Purchaser and the Administrative Agent.

        Section 4.2    Yield Protection.

        If (a) Regulation D or (b) any Regulatory Change occurring after November 15, 2002:

          (i)    shall subject an Affected Party to any tax, duty or other charge with respect to any Asset Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Invested Amount, CP Costs or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for (A) taxes based on, or measured by, net income, or changes in the rate of tax on or determined by reference to the overall net income, of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located or, (B) franchise taxes, taxes on, or in the nature of, doing business taxes or capital taxes); or

          (ii)  shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

          (iii)  shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

          (iv)  shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

          (v)  shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

            (A)  to increase the cost to or to impose a cost on (1) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (2) the Administrative Agent for continuing its or the Seller's relationship with the Purchaser, in each case, in an amount deemed to be material by such Affected Party,

            (B)  to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement, or

            (C)  in the reasonable determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then, within thirty days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

        (c)  Each Affected Party will promptly notify the Seller and the Administrative Agent of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this Section 4.2; provided, however, any failure to give or delay in giving such notification shall not adversely affect the rights of any Affected Party to such compensation.

        (d)  In determining any amount provided for or referred to in this Section 4.2, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its reasonable discretion) shall deem applicable. Notwithstanding anything herein to the contrary, Wachovia, in its capacity as a Liquidity Bank, the Purchaser and the Agent, respectively, shall (i) use commercially reasonable efforts to cause each Affected Party to proportionally allocate any increased cost or reduced return to all Other Customers that are affected similarly by any Regulatory Change or Regulation D and (ii) use commercially reasonable efforts in accordance with its normal practices to minimize amounts payable under this Article IV. Any Affected Party when making a claim under this Section 4.2 shall submit to the Seller the above-referenced certificate as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon the Seller.

        (e)  For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 4.2.

        Section 4.3    Funding Losses.

        In the event that the Purchaser or any Liquidity Bank shall actually incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Purchaser or such Liquidity Bank to make any Liquidity Funding or maintain any Liquidity Funding) as a result of (a) any settlement with respect to the Purchaser's Tranche Investment of any Asset Tranche funded by a Liquidity Funding being made on any day other than the scheduled last day of an applicable Yield Period with respect thereto (it being understood that the foregoing shall not apply to any portion of the Invested Amount that is accruing Earned Discount calculated by reference to the Alternate Base Rate), or (b) any Purchase not being made in accordance with a request therefor under Section 1.2, or (c) any settlement with respect to the Purchaser's Tranche Investment of any Asset Tranche funded by Commercial Paper Notes being made on any day other than a Settlement Date, then, upon written notice from the Administrative Agent to the Seller and the Servicers, the Seller shall pay to the Servicers, and the Servicers shall pay to the Administrative Agent for the account of the Purchaser or such Liquidity Bank, the amount of such loss or expense. Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such loss or expense, in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Seller and the Servicers.

Article V

Conditions of Purchases

        Section 5.1    Conditions Precedent to Initial Purchase.

        The initial Purchase is subject to the condition precedent that the Administrative Agent, on the Purchaser's behalf, shall have received, on or before the date of such initial Purchase, the following each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to the Administrative Agent:

        (a)  The Sale Agreement and all other Transaction Documents, duly executed by the parties thereto;

        (b)  A certificate of the Secretary or Assistant Secretary of each Seller Party certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrative Agent and the Purchaser may conclusively rely until such time as the Administrative Agent, on the Purchaser's behalf, shall receive from such Seller Party a revised certificate meeting the requirements of this subsection (b));

        (c)  The Articles or Certificate of Incorporation of each Seller Party, duly certified by the Secretary of State of such Seller Party's state of incorporation, dated within thirty (30) days prior to the Closing Date, on the Purchaser's behalf, in each case together with a copy of the by-laws of such Seller Party, duly certified by the Secretary or an Assistant Secretary of such Seller Party;

        (d)  A true and complete copy of the resolutions of the Board of Directors of each Seller Party authorizing the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby;

        (e)  Copies of good standing certificates for each Seller Party dated within thirty (30) days prior to the Closing Date, issued by the Secretaries of State of the state of incorporation of such Seller Party and the state where such Seller Party's principal place of business is located;

        (f)    Acknowledgment copies (or other evidence of filing reasonably acceptable to the Administrative Agent, on the Purchaser's behalf,) of (i) proper financing statements (Form UCC-1), in such form as the Administrative Agent, on behalf of the Secured Parties, may reasonably request, naming Georgia Gulf and GGCV as the debtors and the sellers of the Receivables and Related Assets, the Seller as the secured party and purchaser thereof and the Administrative Agent, for the benefit of the Secured Parties, as assignee, and (ii) financing statements (Form UCC-1), in such form as the Administrative Agent, on behalf of the Secured Parties, may reasonably request, naming the Seller as the debtor and seller of an undivided percentage interest in the Pool Receivables and Related Assets and the Administrative Agent, for the benefit of the Secured Parties, as the secured party and purchaser thereof, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, on behalf of the Secured Parties, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the sale by Georgia Gulf and GGCV to the Seller of, and the Administrative Agent's, for the benefit of the secured parties, undivided percentage interest in, the Pool Receivables and Related Assets;

        (g)  Search reports provided in writing to the Administrative Agent, on behalf of the Secured Parties, with results as of a date within thirty (30) days prior to the Closing Date, (i) listing all effective financing statements that name any Seller Party as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (f) above and in such other jurisdictions that the Administrative Agent shall reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements described in subsection (f) above) shall cover any Receivables or Related Assets) and (ii) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause (i) above in the jurisdictions described therein and showing no such Liens;

        (h)  The Subordinated Notes, duly executed by Seller;

        (i)    A favorable opinion of Jones, Day, Reavis & Pogue, counsel to the Seller Parties, as to:

          (i)    the existence of a "true sale" of the Receivables from the Originators to the Seller under the Sale Agreement;

          (ii)  the inapplicability of the doctrine of substantive consolidation to the Seller, Georgia Gulf and GGCV in connection with any bankruptcy proceeding involving any Seller Party;

          (iii)  the creation of a first priority perfected security interest in favor of the Purchaser in (A) all the Pool Receivables and Related Assets (and including specifically any undivided interest therein retained by the Seller hereunder), (B) the rights of the Seller in, to and under the Sale Agreement and the other Transaction Documents and (C) all proceeds of any of the foregoing;

          (iv)  due authorization, execution, delivery, enforceability and other corporate matters of the Seller Parties as to the Transaction Documents; and

          (v)  such other matters as the Administrative Agent, acting on behalf of the Secured Parties, may reasonably request.

        (j)    A pro forma Information Package, prepared as of the Cut-Off Date of September 30, 2002;

        (k)  A report in form and substance satisfactory to the Administrative Agent, on the Purchaser's behalf, from the Initial Due Diligence Auditor as to a pre-closing due diligence audit by the Initial Due Diligence Auditor (such report and any amendment, supplement, update or other modification, the "Due Diligence Report");

        (l)    The Liquidity Agreement, in form and substance satisfactory to the Administrative Agent, on the Purchaser's behalf, duly executed by the Purchaser, the Liquidity Agent and each Liquidity Bank;

        (m)  With respect to Georgia Gulf and GGCV, a consolidated balance sheet, income statement and statement of cashflows as at December 31, 2001 and June 30, 2002 and with respect to the Seller, a balance sheet, income statement and statement of cashflows as at December 31, 2001 and June 30, 2002, each of the foregoing together with a certification of the chief financial officer, treasurer or corporate controller in the form attached hereto as Exhibit B;

        (n)  Georgia Gulf and GGCV shall pay to the Administrative Agent the structuring fee set forth in the Fee Letter on or before the date this Agreement is executed.

        (o)  The Administrative Agent shall have received copies of a Lock-Box Agreement for each Lock-Box Account, duly executed by each of the parties thereto.

        (p)  Such other agreements, instruments, certificates, opinions and other documents as the Administrative Agent may reasonably request.

        Section 5.2    Conditions Precedent to All Purchases and Reinvestments.

        Each Purchase (including the initial Purchase) and each Reinvestment shall be subject to the further conditions precedent that on the date of such Purchase or Reinvestment the following statements shall be true (and the Seller, by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment, and each other Seller Party, upon such acceptance or receipt by the Seller, shall be deemed to have certified that):

        (a)  the representations and warranties contained in Section 6.1 are correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement or to the extent of changes that have otherwise been consented to by the Administrative Agent on behalf of the Secured Parties); provided that the materiality threshold in the preceding clause shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification,

        (b)  no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

        (c)  after giving effect to each proposed Purchase or Reinvestment, (i) the Invested Amount will not exceed the Purchase Limit and (ii) the Asset Interest will not exceed the Allocation Limit,

        (d)  the Termination Date shall not have occurred,

        (e)  in the case of a Purchase, the Administrative Agent shall have timely received an appropriate notice of the proposed Purchase in accordance with Section 1.2(a),

        (f)    the Servicers shall have delivered to the Administrative Agent, on the Purchaser's behalf, a completed Information Package as of the applicable Reporting Date, and

        (g)  such other agreements, instruments, certificates, opinions and other documents as the Administrative Agent may reasonably request have been delivered.

Article VI

Representations and Warranties

        Section 6.1    Representations and Warranties of Seller Parties.

        Each Seller Party represents and warrants as to itself as follows:

        (a)    Organization and Good Standing; Ownership.    Each Seller Party's jurisdiction of organization is correctly set forth in the preamble to this Agreement. Each Seller Party is duly organized and is validly existing as a corporation in good standing under the laws of such jurisdiction and is a "registered organization" as defined in the UCC in effect in such jurisdiction, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Seller had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables and Related Assets. Collectively, the Originators own 100% of all the issued and outstanding capital stock of the Seller.

        (b)    Due Qualification.    Each Seller Party is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to be so qualified or have such licenses or approvals would not have a Material Adverse Effect.

        (c)    Power and Authority; Due Authorization.    Each Seller Party (i) has all necessary power, authority and legal right (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) to carry out the terms of the Transaction Documents to which it is a party, (C) in the case of the Servicers, to service the Receivables and the Related Assets in accordance with this Agreement and the Sale Agreement, and (D) in the case of the Seller, sell and assign the Asset Interest on the terms and conditions herein provided, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents and, in the case of the Seller, the sales and assignments described in clause (i)(D) above.

        (d)    Valid Sale; Binding Obligations.    (i) This Agreement constitutes a valid sale, transfer, and assignment of the Asset Interest to the Purchaser, enforceable against creditors of, and purchasers from, the Seller, and (ii) this Agreement and each other Transaction Document signed by such Seller Party constitutes, a legal, valid and binding obligation of such Seller Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        (e)    No Violation.    The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles or certificate of incorporation or by-laws of such Seller Party, or any material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which such Seller Party is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of such Seller Party's properties pursuant to the terms of any such material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to such Seller Party of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Seller Party or any of its properties.

        (f)    No Proceedings.    Except as set forth in the Annual Report of Georgia Gulf and its subsidiaries on Form 10-K for the year ended December 31, 2001, or in any document filed prior to the date of this Agreement pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, there are no proceedings or investigations pending, or, to such Seller Party's knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the sale and assignment of the Receivables under the Sale Agreement or of the Asset Interest under this Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) that would have a Material Adverse Effect.

        (g)    Bulk Sales Act.    No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

        (h)    Government Approvals.    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by such Seller Party of this Agreement and each other Transaction Document to which it is a party, except, in the case of the Seller, for (i) the filing of the UCC financing statements referred to in Article V, and (ii) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, as provided in Section 8.5, all of which, at the time required in Article V or Section 8.5, as applicable, shall have been duly made and shall be in full force and effect.

        (i)    Financial Condition.    (i) The consolidated balance sheets of Georgia Gulf and its consolidated subsidiaries as at December 31, 2001 and June 30, 2002, and the related statements of income and shareholders' equity of Georgia Gulf and its consolidated subsidiaries for the fiscal period then ended, certified by Deloitte & Touche, independent certified public accountants, copies of each of which have been furnished to the Administrative Agent, fairly present in all material respects the consolidated financial condition of Georgia Gulf and its consolidated subsidiaries as at such dates and the consolidated results of the operations of Georgia Gulf and its consolidated subsidiaries for the period ended on such dates, all in accordance with GAAP consistently applied, (ii) since December 31, 2001 there has been no material adverse change in any such financial condition, business or operations except as described in Schedule 6.1(i), (iii) the balance sheets of the Seller as at December 31, 2001 and June 30, 2002, certified by the chief financial officer, treasurer or corporate controller of the Seller by means of a Certificate of Financial Officer in the form attached hereto as Exhibit B, copies of which have been furnished to the Administrative Agent, fairly present in all material respects the financial condition, assets and liabilities of the Seller as at such dates, all in accordance with GAAP consistently applied, and (iv) since December 31, 2001, there has been no material adverse change in the Seller's financial condition, business or operations.

        (j)    Nature of Receivables.    Each Receivable constitutes an "account" as such term is defined in the UCC.

        (k)    Margin Regulations.    The use of all funds obtained by such Seller Party under this Agreement or any other Transaction Document will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time (including, without limitation, its obligations hereunder and under the Sale Agreement, whether or not such obligations are then due or yet to become due).

        (l)    Good Title.    The Seller owns and has good and marketable title to the Collateral free and clear of any Lien, except as created by the Transaction Documents.

        (m)    Accurate Reports.    No Information Package (if prepared by such Seller Party, or to the extent information therein was supplied by such Seller Party) or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished, in each case in writing, by or on behalf of such Seller Party to the Administrative Agent or the Purchaser pursuant to this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrative Agent or the Purchaser at such time) as of the date so furnished, or contained or (in the case of information or other materials to be furnished in the future) will contain any material misstatement of fact or omitted or (in the case of information or other materials to be furnished in the future) will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

        (n)    Offices.    The principal places of business and chief executive offices of the Servicers and the Seller are located at the respective addresses set forth on Schedule 14.2, and the offices where the Servicers and the Seller keep all their books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in Schedule 6.1(n) (or at such other locations, notified to the Administrative Agent, on the Purchaser's behalf, in accordance with Section 7.1(f), in jurisdictions where all action required by Section 8.5 has been taken and completed).

        (o)    Lock-Box Accounts.    The names and addresses of all the Lock-Box Banks, together with the account numbers of the accounts of the Originators or the Seller at such Lock-Box Banks, are specified in Schedule 6.1(o) (or have been notified to and approved by the Administrative Agent, on the Purchaser's behalf, in accordance with Section 7.3(d)).

        (p)    Eligible Receivables.    Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or computation of Net Pool Balance shall be an Eligible Receivable on such date.

        (q)    Servicing Programs.    No license or approval is required for the Administrative Agent's use of any program used by the Servicers in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

        (r)    Perfection.

          (i)    This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of Administrative Agent for the benefit of the Secured Parties, which security interest is prior to all other Liens and is enforceable as such as against creditors and purchasers from the Seller.

          (ii)  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect (A) the Seller's ownership interest in each Receivable, its Collections and the Related Assets and (B) the Administrative Agent's (on behalf of the Secured Parties) security interest in the Collateral.

          (iii)  Other than the security interest granted to Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

          (iv)  The Seller's jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor which respect to collateral.

          (v)  The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to Administrative Agent for the benefit of the Secured Parties hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

        (s)    Compliance with Credit and Collection Policy.    With respect to each Pool Receivable, each Seller Party has complied in all material respects with the Credit and Collection Policy.

        (t)    Names.    In the past five years, the Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

        (u)    Ownership of the Seller.    Collectively, the Originators own, directly or indirectly, 100% of the issued and outstanding capital stock of the Seller, free and clear of any Lien other than the Lien granted in favor of the Guarantee Collateral Agent for the benefit of the Guarantee Secured Parties pursuant to the Collateral Agreement. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Seller.

        (v)    Investment Company.    No Seller Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

        (w)    Taxes.    Each Seller Party has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except to the extent any failure to file such returns or reports or pay such taxes or charges would not result in a Material Adverse Effect.

        (x)    Restrictions on Transfers.    No Contract requires the prior written consent of an Obligor or contains any other restriction relating to the transfer or assignment of rights of payment under such Contract which are legally enforceable (other than a consent or waiver of such restriction that has been obtained prior to the Closing Date).

Article VII

General Covenants of Seller Parties

        Section 7.1    Affirmative Covenants of Seller Parties.

        From the date hereof until the Final Payout Date, unless the Administrative Agent shall otherwise consent in writing:

        (a)    Compliance With Laws, Etc    Each Seller Party will comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Pool Receivables and related Contracts, except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect.

        (b)    Preservation of Corporate Existence.    Each Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

        (c)    Audits.    Each Seller Party will (i) at any time and from time to time upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or the Administrative Agent, on the Purchaser's behalf, believes in good faith that a Liquidation Event has occurred and is continuing), in which case no such notice shall be required) during regular business hours, permit the Administrative Agent, on the Purchaser's behalf, or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller Party relating to Pool Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, and (B) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to Pool Receivables or such Seller Party's performance hereunder with any of the officers or employees of such Seller Party having knowledge of such matters; (ii) permit the Administrative Agent or any of its agents or representatives, upon not less than five (5) Business Days' notice from the Administrative Agent (unless a Liquidation Event has occurred and is continuing (or the Administrative Agent believes in good faith that a Liquidation Event has occurred and is continuing) in which case no such notice shall be required), to meet with the independent auditors of such Seller Party, to review such auditors' work papers and otherwise to review with such auditors the books and records of such Seller Party with respect to the Pool Receivables and Related Assets; and (iii) without limiting the provisions of clause (i) or (ii) next above, from time to time, at the expense of such Seller Party, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of such Seller Party's books and records with respect to the Pool Receivables and Related Assets; provided, that, so long as no Liquidation Event has occurred and is continuing, (A) such reviews shall not be done more than four (4) times in any one calendar year and (B) the Seller Parties shall only be responsible for the costs and expenses of one such review in any one calendar year.

        (d)    Keeping of Records and Books of Account.    The Servicers will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of outstanding Unpaid Balances by Obligor and related debit and credit details of the Pool Receivables).

        (e)    Performance and Compliance with Receivables and Contracts.    Each Seller Party will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under the Contracts related to the Pool Receivables and all agreements related to such Pool Receivables.

        (f)    Location of Records.    Each Seller Party will keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of the Servicers and Seller referred to in Section 6.1(n) or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 8.5 shall have been taken and completed.

        (g)    Credit and Collection Policies.    Each Seller Party will comply with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

        (h)    Sale Agreement.    The Seller will perform and comply with all of its covenants and agreements set forth in the Sale Agreement, and will enforce the performance by the Originators of its obligations under the Sale Agreement.

        (i)    Collection Bank Agreement.    All Obligors shall be instructed to make payments on Receivables directly to a Lock-Box Account in the name of the Seller which is the subject of a Lock-Box Agreement. If, notwithstanding the foregoing, any Collections are paid directly to any Seller Party, such Seller Party, shall deposit the same (with any necessary endorsements) to such a Lock-Box Account within two (2) Business Days after receipt thereof. Upon demand of the Administrative Agent, either the Seller or the Initial Servicers shall establish a segregated account at Wachovia which is subject to a perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties (the "Collection Account"), into which all deposits from time to time in Lock-Box Accounts, and all other Collections, are concentrated pending application in accordance with the terms of this Agreement. The Seller, or any Servicer on behalf of the Seller, shall cause evidence to be delivered to Administrative Agent within thirty (30) days of the Closing Date showing that the each Lock-Box and Collection Account were maintained on the Closing Date, and continue to be maintained, in the name of the Seller.

        Section 7.2    Reporting Requirements of Seller Parties.

        From the date hereof until the Final Payout Date, unless the Administrative Agent, on Purchaser's behalf, shall otherwise consent in writing:

        (a)    Quarterly Financial Statements.    Georgia Gulf will furnish to the Administrative Agent, on the Purchaser's behalf, as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of Georgia Gulf, copies of its consolidated, and, to the extent otherwise available, consolidating balance sheets and related statements of income and statements of cash flow, showing the financial condition of Georgia Gulf and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer, treasurer or corporate controller of Georgia Gulf.

        (b)    Annual Financial Statements.    Georgia Gulf will furnish to the Administrative Agent, as soon as available and in any event within 95 days after the end of each fiscal year of Georgia Gulf, copies of its consolidated and consolidating balance sheets and related statements of income and statements of cash flow, showing the financial condition of Georgia Gulf and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Deloitte & Touche or other independent public accountants of recognized national standing acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Georgia Gulf on a consolidated basis (except as noted therein) in accordance with GAAP consistently applied;

        (c)    Annual Financial Statements-GGCV.    GGCV will furnish to the Administrative Agent, as soon as available and in any event within 95 days after the end of each fiscal year of GGCV, copies of the financial statements of GGCV, consisting of at least a balance sheet of GGCV for such year and statements of earnings, cash flows and shareholders' equity, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer, treasurer or corporate controller of GGCV;

        (d)    Annual Financial Statements-Seller.    The Seller will furnish to the Administrative Agent, as soon as available and in any event within 95 days after the end of each fiscal year of the Seller, copies of the financial statements of the Seller, consisting of at least a balance sheet of the Seller for such year and statements of earnings, cash flows and shareholders' equity, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer, treasurer or corporate controller of the Seller;

        (e)    Reports to Holders and Exchanges.    In addition to the reports required by subsections (a), (b), (c) and (d) next above, promptly upon the Administrative Agent's request, Georgia Gulf and GGCV will furnish to the Administrative Agent, on Purchaser's behalf, copies of any reports specified in such request which Georgia Gulf and GGCV send to any of its securityholders, and any reports or registration statements that Georgia Gulf and GGCV file with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling securities;

        (f)    ERISA.    Promptly after the filing or receiving thereof, each Seller Party will furnish to the Administrative Agent, on Purchaser's behalf, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which any Seller Party files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Seller Party receives from the Pension Benefit Guaranty Corporation;

        (g)    Liquidation Events, etc.    As soon as possible and in any event within three (3) Business Days after obtaining knowledge of the occurrence of any Liquidation Event or any Unmatured Liquidation Event, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, a written statement of the chief financial officer, treasurer or chief accounting officer of such Seller Party setting forth details of such event and the action that such Seller Party will take with respect thereto;

        (h)    Litigation.    As soon as possible and in any event within ten Business Days of any Seller Party's knowledge thereof, such Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, notice of (i) any litigation, investigation or proceeding which may exist at any time which could reasonably be expected to have a Material Adverse Effect and (ii) any development in previously disclosed litigation which development could reasonably be expected to have a Material Adverse Effect;

        (i)    Change in Credit and Collection Policy.    Prior to its effective date, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, notice of (i) any material change in the character of such Seller Party's business, and (ii) any material change in the Credit and Collection Policy;

        (j)    Ratings.    Within one Business Day of the occurrence thereof, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, notice of any downgrading or withdrawal of any rating of any Indebtedness of Georgia Gulf or GGCV by any rating agency; and

        (k)    Other.    Promptly, from time to time, each Seller Party will furnish to the Administrative Agent, on the Purchaser's behalf, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or Purchaser under or as contemplated by this Agreement.

        Section 7.3    Negative Covenants of Seller Parties.

        From the date hereof until the Final Payout Date, without the prior written consent of the Administrative Agent:

        (a)    Sales, Liens, Etc.    (i) No Seller Party will, except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or any Related Asset, or any interest therein, or any account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing (except, prior to the execution of Lock-Box Agreements, set-off rights of any bank at which any such account is maintained), and (ii) no Seller Party will assert any interest in the Receivables, except as the Servicers.

        (b)    Extension or Amendment of Receivables.    No Seller Party will, except as otherwise permitted in Section 8.2(c), extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any material term or condition of any Contract related thereto in any way that adversely affects the collectibility of any Pool Receivable or the Purchaser's rights therein.

        (c)    Change in Business or Credit and Collection Policy.    No Seller Party will make or permit to be made any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any significant portion of the Pool Receivables or otherwise adversely affect the interests or remedies of the Purchaser under this Agreement or any other Transaction Document.

        (d)    Change in Payment Instructions to Obligors.    No Seller Party will add or terminate any bank as a Lock-Box Bank from those listed in Schedule 6.1(o) or, after Lock-Box Accounts have been delivered pursuant to Section 7.1(i), make any change in its instructions to Obligors regarding payments to be made to the Seller or the Servicers or payments to be made to any Lock-Box Bank (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Lock-Box Bank), unless each such Lock-Box Account is in the name of the Seller and the Administrative Agent shall have received prior written notice of such addition, termination or change and the Administrative Agent shall have received duly executed copies of Lock-Box Agreements with each Lock-Box Bank.

        (e)    Deposits to Collection Account.    No Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, any cash or cash proceeds other than Collections of Pool Receivables.

        (f)    Changes to Other Documents.    The Seller will not enter into any amendment or modification of, or supplement to, the Sale Agreement or Seller's Certificate of Incorporation.

        (g)    Restricted Payments by Seller.    The Seller will not (i) purchase or redeem any shares of the capital stock of the Seller, (ii) declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose or (iii) pay all or any portion of the principal amount of the Subordinated Notes (clauses (i) through (iii) being, "Restricted Payments"), except that in the case of clause (ii) or (iii) above, the Seller may make a Restricted Payment on the Settlement Date for any Settlement Period, after making any payment required to be made by Seller on such Settlement Date in accordance with the last sentence of Section 3.1(c)(ii) if after giving effect to such payment the sum of the Invested Amount and the Earned Discount does not exceed the Purchase Limit and the Asset Interest does not exceed the Allocation Limit and the Seller's Net Worth shall not be less than the Required Capital Amount.

        (h)    Seller Indebtedness.    The Seller will not incur or permit to exist any indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (i) indebtedness of Seller to the Originators incurred in accordance with the Sale Agreement, (ii) current accounts payable arising under the Transaction Documents and not overdue and (iii) other current accounts payable arising in the ordinary course of business and not overdue, in an aggregate amount at any time outstanding not to exceed $4,500.

        (i)    Negative Pledges.    No Seller Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon any Pool Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

        (j)    Change of Name.    Seller will not change its name, any trade name or corporate structure, or commence the use of any new trade name unless it has given the Administrative Agent at least 30 days prior written notice thereof and has taken all steps necessary to continue the perfection of the Purchaser's interest, including the filing of amendments to the UCC financing statements filed pursuant to Section 5.1(f).

        (k)    Mergers, Consolidations and Acquisitions.    The Seller will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than the acquisition of the Receivables and Related Assets pursuant to the Sale Agreement and the sale of an interest in the Pool Receivables and Related Assets hereunder.

        (l)    Disposition of Assets.    Except pursuant to this Agreement, the Seller will not sell, lease, transfer, assign or otherwise dispose of (in one transaction or in a series of transactions) any Receivables and Related Assets.

        (m)    Amendments to Other Agreements.    The Seller hereby covenants and agrees with the Purchaser that, for so long as the Agreement is in effect, unless the Administrative Agent on behalf of the Purchaser otherwise consents in writing, the Seller will not agree to permit Georgia Gulf or GGCV to amend, agree to permit any such Person to amend or consent to the amendment of (i) the definition of "Permitted Receivables Transaction" in Section 1.1 of the Credit Agreement, (ii) the definition of "Transferred Receivables" in Section 1.1 of the Collateral Agreement, (iii) Section 7(a) of the Collateral Agreement or (iv) the Credit Agreement or the Collateral Agreement in a manner that would cause a breach of any representation, warranty or covenant by either the Seller, Georgia Gulf or GGCV under this Agreement or any other Transaction Document.

        (n)    Notice under Collateral Agreement.    Each Seller Party hereby covenants and agrees that unless the Administrative Agent on behalf of the Purchaser otherwise consents in writing, it will not permit, and will not permit any other Person to, give notice to the Administrative Agent (as defined in the Credit Agreement) or any Lender (as defined in the Credit Agreement) pursuant to Section 5.02(f) of the Credit Agreement or otherwise in connection with the Pledge Amendment that the obligations hereunder have been paid in full.

        Section 7.4    Separate Corporate Existence of Seller.

        Each Seller Party hereby acknowledges that the Purchaser and the Administrative Agent are entering into the transactions contemplated hereby in reliance upon the Seller's identity as a legal entity separate from the Servicers and its other Affiliates. Therefore, each Seller Party shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of its Affiliates, and is not a division of Georgia Gulf or GGCV or any other Person. Without limiting the foregoing, each Seller Party will take such actions as shall be required in order that:

        (a)  The Seller will be a limited purpose corporation whose primary activities are restricted in its Certificate of Incorporation to purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests, or selling interests, in Receivables in the Receivables Pool and Related Assets, entering into agreements for the selling and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

        (b)  The Seller shall have a Board of Directors of at least three (3) members and not less than one member of Seller's Board of Directors (the "Independent Director") shall be an individual who is not, and has not been at any time during the preceding five (5) years: (i) a creditor, supplier, director, officer, employee, family member, manager or contractor of Georgia Gulf, GGCV, any Originator or any of their respective Subsidiaries or Affiliates (other than Seller), (ii) a direct or indirect or beneficial owner, excluding de minimus ownership interests, (at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of any of the outstanding common shares of Seller, Georgia Gulf, GGCV, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights, or (iii) a person who controls (whether directly, indirectly or otherwise) Georgia Gulf, GGCV, any Originator or any of their respective Subsidiaries or Affiliates (other than Seller) or any creditor, supplier, employee, officer, director, manager or contractor of Georgia Gulf, GGCV, any Originator or any of their respective Subsidiaries or Affiliates (other than Seller).

        (c)  The Independent Director shall not at any time serve as a trustee in bankruptcy for Seller or any Affiliate thereof;

        (d)  The Seller shall maintain a sufficient number of employees in light of its contemplated business operations and compensate all employees, consultants and agents directly, from its own funds, for services provided to the Seller by such employees, consultants and agents. Subject to the first sentence of this clause (d), the Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool. The Servicers will be fully compensated for its services by payment of the Servicer's Fee, and certain organizational expenses in connection with the formation of Seller;

        (e)  The Seller will contract with the Servicers to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicers the Servicer's Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with Georgia Gulf or GGCV (or any other Affiliate thereof) which are not reflected in the Servicer's Fee. To the extent, if any, that the Seller (or any other Affiliate thereof) share items of expenses not reflected in the Servicer's Fee, for legal, auditing and other professional services and directors' fees, such expenses will be allocated fairly and reasonably on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Georgia Gulf or GGCV shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

        (f)    The Seller's operating expenses will not be paid by any other Seller Party or other Affiliate of the Seller and all of its liabilities will be paid out of its own funds;

        (g)  The Seller will have its own stationery, invoices and checks;

        (h)  The books of account, financial reports and corporate records of the Seller will be maintained separately from any other Person;

        (i)    Any financial statements of any Seller Party or Affiliate thereof which are consolidated to include the Seller will contain notes in accordance with GAAP reflecting, and the accounting records and the published financial statements of the Originators will clearly show, that, for accounting purposes, the Pool Receivables and Related Assets have been sold by the Originators to the Seller;

        (j)    The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of the Servicers and the other Affiliates;

        (k)  The Seller will observe all corporate formalities required by its Certificate of Incorporation. Each Affiliate of the Seller will strictly observe corporate formalities in its dealings with the Seller, and, except as permitted pursuant to this Agreement with respect to Collections, funds or other assets of the Seller will not be commingled with those of any other Person;

        (l)    No Affiliate of the Seller will maintain joint bank accounts with the Seller or other depository accounts with the Seller to which any such Affiliate (other than in its capacity as the Servicer hereunder or under the Sale Agreement) has independent access;

        (m)  No Affiliate of the Seller shall, directly or indirectly, name the Seller or enter into any agreement to name the Seller as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate of the Seller;

        (n)  Each Affiliate of the Seller will maintain arm's length relationships with the Seller, and each Affiliate of the Seller that renders or otherwise furnishes services or merchandise to the Seller will be compensated by the Seller at market rates for such services or merchandise;

        (o)  No Affiliate of the Seller will be, nor will it hold itself out to be, responsible for the debts of the Seller or the decisions or actions in respect of the daily business and affairs of the Seller. Georgia Gulf, GGCV and the Seller will immediately correct any known misrepresentation with respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity. The Seller will not (i) guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others, (ii) acquire obligations or securities of its shareholders or Affiliates or (iii) pledge its assets for the benefit of any other Person or make any loans or advances to any other Person;

        (p)  The Seller will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholder and board of directors, as applicable, and the resolutions, agreements and other instruments of the Seller will be continuously maintained as official records by the Seller;

        (q)  Each of the Seller, on the one hand, and the Originators, on the other hand, will conduct its business solely in its own corporate name and in such a separate manner so as not to mislead others with whom they are dealing and will correct any known misunderstanding regarding such Person's separate identity; and

        (r)  The Seller will maintain adequate capital in light of its contemplated business operations as reasonably determined by the Seller from time to time.

Article VIII

Administration and Collection

        Section 8.1    Designation of Servicers.

        (a)    Georgia Gulf and GGCV as Initial Servicers.    The servicing, administering and collection of the Pool Receivables shall be conducted by the Persons designated as Servicers hereunder from time to time in accordance with this Section 8.1. Until the Administrative Agent, on Purchaser's behalf, gives to Georgia Gulf and/or GGCV a Successor Notice (as defined in Section 8.1(b)), Georgia Gulf and GGCV are hereby designated as, and hereby agree to perform the duties and obligations of, Servicer pursuant to the terms hereof.

        (b)    Successor Notice: Servicer Transfer Events.    Upon receipt by a Servicer of a notice from the Administrative Agent of the Administrative Agent's designation, on the Purchaser's behalf, of a new Servicer (a "Successor Notice"), each Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to the new Servicer, and the Administrative Agent (or its designee) shall assume each and all of such terminated Servicer's obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and each Servicer shall use its best efforts to assist the Administrative Agent (or its designee) in assuming such obligations. Without limiting the foregoing, each Servicer agrees at their joint and several expense, to take all actions necessary to provide the new Servicer with access to all computer software necessary or useful in collecting, billing or maintaining records with respect to Receivables. The Administrative Agent agrees not to give a Successor Notice until after the occurrence and during the continuance of any Liquidation Event (any such event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Administrative Agent's discretion. If any Servicer disputes the occurrence of a Servicer Transfer Event, such Servicer may take appropriate action to resolve such dispute; provided that such Servicer must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date provided by the Administrative Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute, if the Administrative Agent, on the Purchaser's behalf, reasonably determines, in good faith, that such termination is necessary or advisable to protect the Purchaser's interests hereunder.

        (c)    Subcontracts.    A Servicer may, with the prior consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that the Servicers shall remain jointly and severally liable for the performance of the duties and obligations of the Servicers pursuant to the terms hereof and such subservicing arrangement may be terminated at the Administrative Agent's request, on the Purchaser's behalf, at anytime after a Successor Notice has been given.

        Section 8.2    Duties of Servicers.

        (a)    Appointment; Duties in General.    Each of the Seller, the Purchaser and the Administrative Agent hereby appoints as its agent the Servicers, as from time to time designated pursuant to Section 8.1, to enforce its rights and interests in and under the Pool Receivables, the Related Security and the related Contracts. The Servicers shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

        (b)    Allocation of Collections; Segregation.    The Servicers shall set aside and hold in trust for the account of the Seller and the Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with Section 1.3 but shall not be required (unless otherwise requested by the Administrative Agent, on behalf of the Secured Parties) to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with said Section. If instructed by the Administrative Agent, on behalf of the Secured Parties, the Servicers shall segregate and deposit into the Collection Account, the Purchaser's share of Collections of Pool Receivables, on the second Business Day following receipt by the Servicers of such Collections in immediately available funds.

        (c)    Modification of Receivables.    So long as no Liquidation Event and no Unmatured Liquidation Event shall have occurred and be continuing, Georgia Gulf and GGCV, while they are Servicers, may, only if in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as Georgia Gulf and GGCV may reasonably determine to be appropriate to maximize Collections thereof, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in Section 3.2(a).

        (d)    Documents and Records.    Each Seller Party shall deliver to the Servicers, and the Servicers shall hold in trust for the Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

        (e)    Certain Duties to Seller.    The Servicers shall, as soon as practicable following receipt, turn over to the Seller (i) that portion of Collections of Pool Receivables representing its undivided percentage interest therein, less the Seller's Share of the Servicer's Fee, and, in the event that neither Georgia Gulf and GGCV nor any other Seller Party or Affiliate thereof is the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of the Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicer's Fee received by it, and (ii) the Collections of any Receivable which is not a Pool Receivable. The Servicer, if other than Georgia Gulf and GGCV or any other Seller Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all documents, instruments and records in its possession that evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

        (f)    Termination.    Each Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

        (g)    Power of Attorney.    The Seller hereby grants to the Servicers an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by the Purchaser (whether or not from the Seller) in connection with any Receivable.

        Section 8.3    Rights of the Administrative Agent.

        (a)    Notice to Obligors.    At any time when a Liquidation Event has occurred and is continuing, the Administrative Agent may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by the Purchaser.

        (b)    Notice to Lock-Box Banks.    At any time following the occurrence of a Notice Event, the Administrative Agent is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Administrative Agent of dominion and control over the lock-boxes and related accounts to which the Obligors of Pool Receivables make payments. The Seller and the Servicers hereby transfer to the Administrative Agent, effective when the Administrative Agent shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Administrative Agent may reasonably request to effect such transfer.

        (c)    Rights on Servicer Transfer Event.    At any time following the designation of a Servicer other than Georgia Gulf, GGCV or any Affiliate of either of them pursuant to Section 8.1:

            (i)  The Administrative Agent may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrative Agent or its designee.

          (ii)  Any Seller Party shall, at the Administrative Agent's request and at such Seller Party's expense, give notice of Purchaser's ownership and security interests in the Pool Receivables to each Obligor of Pool Receivables and direct that payments be made directly to the Administrative Agent or its designee.

          (iii)  Each Seller Party shall, at the Administrative Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and make the same available to the successor Servicer at a place selected by the Administrative Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Servicer.

          (iv)  Each Seller Party and the Purchaser hereby authorizes the Administrative Agent, on the Purchaser's behalf, and grants to the Administrative Agent an irrevocable power of attorney (which shall terminate on the Final Payout Date), to take any and all steps in such Seller Party's name and on behalf of the Seller Parties and the Purchaser which are necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing any Seller Party's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

        Section 8.4    Responsibilities of Seller Parties.

        Anything herein to the contrary notwithstanding:

        (a)    Contracts.    Each Seller Party shall remain responsible for performing all of its obligations (if any) under the Contracts related to the Pool Receivables and under the related agreements to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Administrative Agent or its designee of its rights hereunder shall not relieve any Seller Party from such obligations.

        (b)    Limitation of Liability.    The Administrative Agent and Purchaser shall not have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related agreements, nor shall any of them be obligated to perform any of the obligations of any Seller Party or any Originator thereunder.

        Section 8.5    Further Action Evidencing Purchases and Reinvestments.

        (a)    Further Assurances.    Each Seller Party agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent or its designee may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Asset Interest, or to enable the Purchaser or the Administrative Agent or its designee to exercise or enforce any of their respective rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, each Seller Party will:

            (i)  upon the request of the Administrative Agent, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, in accordance with the terms of this Agreement;

          (ii)  upon the request of the Administrative Agent after the occurrence and during the continuance of a Liquidation Event, mark conspicuously each Contract evidencing each Pool

  Receivable with a legend, acceptable to the Administrative Agent, evidencing that the Asset Interest has been sold in accordance with this Agreement; and

          (iii)  mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Administrative Agent, evidencing that the Asset Interest has been sold in accordance with this Agreement.

        (b)    Additional Financing Statements; Performance by Administrative Agent.

            (i)  Each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Seller Party (A) to authorize on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Administrative Agent, for the benefit of the Secured Parties, in the Receivables and (B) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable.

          (ii)  (A) Each of the Seller Parties hereby authorizes the Administrative Agent to file financing statements and other filing or recording documents with respect to the Receivables and Related Assets (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of the Seller Party, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Administrative Agent hereunder, (B) each of the Seller Parties acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Assets (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent, consenting to the form and substance of such filing or recording document, and (C) each of the Seller Parties approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent in connection with the perfection of the security interests in favor of the Seller or the Administrative Agent.

          (iii)  The reasonable expenses of the Administrative Agent or its designee incurred in connection with this Section 8.5 shall be payable by the Seller Parties as provided in Section 14.5.

        (c)    Continuation Statements; Opinion.    Without limiting the generality of subsection (a), the Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statements referred to in Section 5.1(f) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, if the Final Payout Date shall not have occurred:

            (i)  execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

          (ii)  deliver or cause to be delivered to the Administrative Agent an opinion of the counsel for the Seller Parties, in form and substance reasonably satisfactory to the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 5.1(i) to the effect that the Asset Interest hereunder continues to be a valid and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder.

        Section 8.6    Application of Collections.

        Any payment by an Obligor in respect of any indebtedness owed by it to the Originators or the Seller shall, except as otherwise specified by such Obligor or required by the underlying Contract or law, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivables and, second, to any other indebtedness of such Obligor.

Article IX

Security Interest

        Section 9.1    Grant of Security Interest.

        To secure all obligations of the Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees, in each case pro rata according to the respective amounts thereof, the Seller hereby assigns and pledges to the Administrative Agent on behalf of the Purchaser and its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, on behalf of the Purchaser for the benefit of the Secured Parties, a security interest in, all of the Seller's right, title and interest now or hereafter existing in, to all assets of the Seller including, without limitation, all of the Seller's right, title and interest now or hereafter existing in (a) all the Pool Receivables and Related Assets (and including specifically any undivided interest therein retained by the Seller hereunder), (b) the Sale Agreement and the other Transaction Documents and (c) all proceeds of any of the foregoing (collectively, the "Collateral").

        Section 9.2    Further Assurances.

        The provisions of Section 8.5 shall apply to the security interest granted under Section 9.1 as well as to the Purchases, Reinvestments and all the Asset Interests hereunder.

        Section 9.3    Remedies.

        Upon the occurrence of a Liquidation Event, the Purchaser shall have, with respect to the collateral granted pursuant to Section 9.1, and in addition to all other rights and remedies available to the Purchaser or the Administrative Agent under this Agreement and the other Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

Article X

Liquidation Events

        Section 10.1    Liquidation Events.

        The following events shall be liquidation events, (each a "Liquidation Event" and collectively, "Liquidation Events") hereunder:

          (a)  Any Servicer (if any Seller Party or Affiliate thereof is Servicer) or the Seller (in the case of clause (ii) below) (i) shall fail to perform or observe any term, covenant or agreement that is an obligation of the Servicers hereunder (other than as referred to in clause (ii) below or in other paragraphs of this Section 10.1) and such failure shall remain unremedied for ten (10) days (or in the case of the failure to deliver the Information Package one (1) Business Day) after the earlier of (A) written notice thereof shall have been given by the Administrative Agent to the Servicers or (b) a Responsible Officer of any Servicer shall have actual knowledge thereof or should have had knowledge thereof if such Responsible Officer had exercised reasonable care in the performance of his or her duties, or (ii) shall fail to make any payment or deposit to be made by it hereunder when due; or

          (b)  Any representation or warranty made or deemed to be made by any Seller Party (or any of its officers) under this Agreement or any other Transaction Document or any Information Package or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification; or

          (c)  Any Seller Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on its part to be performed or observed and any such failure shall remain unremedied for ten (10) days (or, in the case of the failure to deliver the Information Package, one (1) Business Day) after the earlier of (A) written notice thereof shall have been given by the Administrative Agent to any Seller Party or (b) a Responsible Officer of such Seller Party shall have actual knowledge thereof or should have had knowledge thereof if such Responsible Officer had exercised reasonable care in the performance of his or her duties; or

          (d)  (i) Any Seller Party shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of in the case of the Seller, $10,750, or in the case of any other Seller Party, $10,000,000 when and as the same shall become due and payable (after expiration of any applicable grace or cure period) or (B) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period or cure) contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (B) is to cause, or permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice) to cause, such Indebtedness to become due prior to its stated maturity; (ii) any default under any other agreement or instrument relating to the purchase of receivables in an aggregate amount in excess of in the case of the Seller, $10,750, or in the case of any other Seller Party $10,000,000, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default (A) is to permit the termination of the commitment of any party to such agreement or instrument to purchase receivables or the right of such Seller Party to reinvest in receivables the principal amount paid by any party to such agreement or instrument for its interest in receivables or (B) is to terminate such commitment or right; or (iii) a default, amortization event, liquidation event or other similar event shall occur under any asset securitization agreement or arrangement entered into by any Seller Party for the sale of receivables or an interest therein in excess of $10,000,000; or

          (e)  An Event of Bankruptcy shall have occurred and remain continuing with respect to the Servicers or any Seller Party; or

          (f)    The rolling three month average Dilution Ratio at any Cut-Off Date exceeds 3.60%; or

          (g)  The rolling three month average Default Ratio at any Cut-Off Date exceeds 2.30%; or

          (h)  The rolling three month average Delinquency Ratio at any Cut-Off Date exceeds 4.50%; or

          (i)    On any Settlement Date, after giving effect to the payments made under Section 3.1(c), (i) the Asset Interest exceeds 100% or (ii) the Invested Amount exceeds the Purchase Limit; or

          (j)    There shall have occurred any event which materially adversely impairs the ability of Georgia Gulf or GGCV to originate Receivables of a credit quality which are at least of the credit quality of the Receivables included in the first Purchase, or any other event occurs that is reasonably likely to have a Material Adverse Effect; or

          (k)  Any Seller Party is subject to a Change in Control (unless approved in writing by Purchaser); or

          (l)    The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Receivables or Related Assets and such lien shall not have been released within seven (7) days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the Receivables or Related Assets; or

          (m)  Georgia Gulf or GGCV shall make any material change in the policies as to origination of Receivables or in the Credit and Collection Policy without the prior written consent of the Administrative Agent; or

          (n)  The Purchaser, for any reason, does not have a valid, perfected first priority interest in the Pool Receivables and the Related Assets; or

          (o)  A final judgment or judgments shall be rendered against Georgia Gulf, GGCV, the Seller or any combination thereof for the payment of money with respect to which an aggregate amount in excess of $10,750 with respect to the Seller and $10,000,000 with respect to Georgia Gulf and GGCV is not covered by insurance and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Georgia Gulf or GGCV or the Seller to enforce any such judgment; or

          (p)  A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of Georgia Gulf or GGCV to the Pension Benefit Guaranty Corporation ("PBGC") or to a Plan in an aggregate amount exceeding $10,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent, on the Purchaser's behalf, the Administrative Agent shall have notified Georgia Gulf or GGCV in writing that (i) the Administrative Agent, on the Purchaser's behalf, has made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof a Liquidation Event exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans; or

          (q)  The occurrence of a Servicer Default.

          (r)  An "Event of Default" shall occur under the Credit Agreement.

          (s)  The sum of (i) cash that is not subject to any Lien or otherwise encumbered and (ii) undrawn funding availability under the Credit Agreement shall be less than $15,000,000.

          (t)    The Seller's Net Worth shall be less than the Required Capital Amount.

          (u)  The occurrence of a Pledge Default.

        Section 10.2    Remedies.

        (a)    Optional Liquidation.    Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in Section 10.1(e)), the Administrative Agent shall, at the request, or may with the consent, of the Purchaser, by notice to the Seller declare the Purchase Termination Date to have occurred and the Liquidation Period to have commenced.

        (b)    Automatic Liquidation.    Upon the occurrence of a Liquidation Event described in Section 10.1(e), the Purchase Termination Date shall occur and the Liquidation Period shall commence automatically.

        (c)    Additional Remedies.    Upon any Purchase Termination Date pursuant to this Section 10.2, no Purchases or Reinvestments thereafter will be made, and the Administrative Agent, the Purchaser and Wachovia shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

Article XI

The Administrative Agent

        Section 11.1    Authorization and Action.

        Pursuant to agreements entered into with the Administrative Agent, the Purchaser has appointed and authorized the Administrative Agent (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Purchaser hereby authorizes the Administrative Agent to file each of the Uniform Commercial Code financing statements on behalf of the Purchaser for the benefit of the Secured Parties (the terms of which shall be binding on the Purchaser).

        Section 11.2    Administrative Agent's Reliance, Etc.

        The Administrative Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting Pool Receivables as Servicer pursuant to Section 8.1), except for its or their own breach of the terms of the applicable terms of the Transaction Documents or its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for the Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to the Purchaser or any such other holder for any statements, warranties or representations made by any Seller Party in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any Seller Party or to inspect the property (including the books and records) of any Seller Party; (d) shall not be responsible to Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

        Section 11.3    Wachovia and Affiliates.

        Wachovia and any of its Affiliates may generally engage in any kind of business with any Seller Party or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Seller Party or any Obligor or any of their respective Affiliates, all as if Wachovia was not the Administrative Agent, and without any duty to account therefor to the Purchaser or any other holder of an interest in Pool Receivables, but in any event subject to Section 14.7.

Article XII

Assignment of Purchaser's Interest

        Section 12.1    Restrictions on Assignments.

        (a)  No Seller Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Administrative Agent. The Purchaser may not assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of the Seller, which consent shall not be unreasonably withheld; provided, however, that

          (i)    The Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to any Liquidity Bank, Wachovia, or any Affiliate thereof, or to any "bankruptcy remote" special purpose entity, the business of which is administered by Wachovia or any Affiliate thereof (which assignee shall then be subject to this Article XII); and

          (ii)  The Purchaser may assign and grant a security interest in all of its rights in the Transaction Documents, together with all of its rights and interest in the Asset Interest, to secure the Purchaser's obligations under or in connection with the Commercial Paper Notes, the Liquidity Agreement, and certain other obligations of the Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of Section 12.1(b) or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement (other than Section 12.3).

        (b)  The Seller agrees to advise the Administrative Agent within five Business Days after notice to the Seller of any proposed assignment by the Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under subsection (a) above, of the Seller's consent or non-consent to such assignment, and if it does not consent, the reasons therefor. If the Seller does not consent to such assignment, the Purchaser may immediately or at any time thereafter assign such Asset Interest (or portion thereof) to any Person or Persons permitted under Section 12.1(a)(i).

        Section 12.2    Rights of Assignee.

        Upon the assignment by the Purchaser in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of the Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

        Section 12.3    Terms and Evidence of Assignment.

        Any assignment of the Asset Interest (or any portion thereof) to any Person which is otherwise permitted under this Article XII shall be upon such terms and conditions as the Purchaser and the assignee may mutually agree, and may be evidenced by such instrument(s) or document(s) as may be satisfactory to the Purchaser, the Administrative Agent and the assignee.

        Section 12.4    Rights of Liquidity Banks.

        The Seller hereby agrees that, upon notice to the Seller, the Liquidity Banks may exercise all the rights of the Administrative Agent and the Purchaser hereunder, with respect to the Asset Interest (or any portions thereof), and Collections with respect thereto, which are owned by the Purchaser, and all other rights and interests of the Purchaser in, to or under this Agreement or any other Transaction Document. Without limiting the foregoing, upon such notice or at any time thereafter (but subject to any conditions applicable to the exercise of such rights by the Administrative Agent), the Liquidity Banks may request the Servicers to segregate the Purchaser's allocable shares of Collections from the Seller's allocable share, may give a Successor Notice pursuant to and in accordance with Section 8.1(b), may give or require the Administrative Agent to give notice to the Lock-Box Banks as referred to in Section 8.3(b) and may direct the Obligors of Pool Receivables to make payments in respect thereof directly to an account designated by them, in each case, to the same extent as the Administrative Agent might have done.

Article XIII

Indemnification

        Section 13.1    Indemnities by Seller.

        (a)    General Indemnity.    Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller hereby agrees to indemnify each of Wachovia, both individually and as the Administrative Agent, the Purchaser, the Liquidity Banks, the Liquidity Agent, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Receivable or any Contract, excluding, however, (x) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (y) recourse (except as otherwise specifically provided in this Agreement) for Defaulted Receivables. Without limiting the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

          (i)    the transfer by any Seller Party of any interest in any Receivable other than the transfer of Receivables and related property by the Originators to the Seller pursuant to the Sale Agreement, the transfer of an Asset Interest to the Purchaser pursuant to this Agreement and the grant of a security interest to the Purchaser pursuant to Section 9.1;

          (ii)  any representation or warranty made by any Seller Party (or any of its officers) under or in connection with any Transaction Document, any Information Package or any other information or report delivered by or on behalf of any Seller Party pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be;

          (iii)  the failure by any Seller Party to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

          (iv)  the failure to vest and maintain vested in the Purchaser an undivided percentage ownership interest, to the extent of the Asset Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Lien, other than a Lien arising solely as a result of an act of Purchaser or the Administrative Agent, whether existing at the time of any Purchase or Reinvestment of such Asset Interest or at any time thereafter;

          (v)  the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

          (vi)  any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including,

  without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vii) any matter described in clause (i) or (ii) of Section 3.2(a);

          (viii)any failure of any Seller Party, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of Article III or Article VIII;

          (ix)  any product liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

          (x)  any claim of breach by any Seller Party of any related Contract with respect to any Pool Receivable; or

          (xi)  any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

        (b)    Contest of Tax Claim; After-Tax Basis.    If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Seller Party under Section 13.1(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to the Seller and the Seller shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes (including any deduction) and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax, deduction or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

        (c)    Contribution.    If for any reason the indemnification provided above in this Section 13.1 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, whether as a result of such provision being unenforceable or otherwise unavailable and provided that the damage, loss, claim or liability for which indemnity is or has been sought is of the type and character otherwise described above in this Section 13.1 (and subject to the exceptions set forth therein), then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

        Section 13.2    Indemnities by Servicers.

        Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Servicers hereby agree to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the Servicers' performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, or any representation or warranty made by the Servicers (or any of its officers) under or in connection with any Transaction Document, any Information Package or any other information or report delivered by or on behalf of the Servicers, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Servicers to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse for Defaulted Receivables.

        If for any reason the indemnification provided above in this Section 13.2 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, whether as a result of such provision being unenforceable or otherwise unavailable and provided that the damage, loss, claim or liability for which indemnity is or has been sought is of the type and character otherwise described above in this Section 13.2 (and subject to the exceptions set forth therein), then the Servicers shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicers on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

Article XIV

Miscellaneous

        Section 14.1    Amendments, Etc.

        No amendment or waiver of any provision of this Agreement nor consent to any departure by any Seller Party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) each Seller Party, the Administrative Agent and the Purchaser (with respect to an amendment), or (b) the Administrative Agent and the Purchaser (with respect to a waiver or consent by them) or any Seller Party (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that in the case of any material amendment, waiver or consent, the Purchaser is required to obtain confirmation from certain rating agencies that such material amendment, waiver or consent will not result in a withdrawal or reduction in the short-term ratings of the Purchaser's commercial paper promissory notes prior to the Purchaser agreeing to such material amendment, waiver or consent. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, the Purchaser may also be required to obtain the approval of some or all of the Liquidity Banks or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes. The Administrative Agent shall promptly deliver copies of all amendments to this Agreement to each of Moody's and S&P.

        Section 14.2    Notices, Etc.

        All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule 14.2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

        Section 14.3    No Waiver; Remedies.

        No failure on the part of the Administrative Agent, any Affected Party, any Indemnified Party, the Purchaser or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of Wachovia, individually, and as Administrative Agent and each Liquidity Bank is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand provisional or final) at any time held and other indebtedness at any time owing by Wachovia and such Liquidity Bank to or for the credit or the account of the Seller, now or hereafter existing under this Agreement, to the Administrative Agent, any Affected Party, any Indemnified Party or the Purchaser, or their respective successors and assigns.

        Section 14.4    Binding Effect; Survival.    This Agreement shall be binding upon and inure to the benefit of each Seller Party, the Administrative Agent, the Purchaser and their respective successors and assigns, and the provisions of Section 4.2 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.1. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to Article VI and the indemnification and payment provisions of Article XIII and Sections 4.2, 14.5, 14.6, 14.7, 14.8 and 14.15 shall be continuing and shall survive any termination of this Agreement.

        Section 14.5    Costs, Expenses and Taxes.

        In addition to its obligations under Article XIII, the Seller Parties jointly and severally agree to pay on demand:

        (a)  all reasonable costs and expenses incurred by the Administrative Agent, any Liquidity Bank, the Purchaser and their respective Affiliates in connection with:

          (i)    the negotiation, preparation, execution and delivery of this Agreement, the other Transaction Documents or the Liquidity Agreement, any amendment of or consent or waiver under any of the Transaction Documents which is requested or proposed by any Seller Party (whether or not consummated), or the enforcement by any of the foregoing Persons of, or any actual or claimed breach of, this Agreement or any of the other Transaction Documents, including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and

          (ii)  the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents, including, without limitation, all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of any Seller Party's books and records either prior to the execution and delivery hereof or pursuant to Section 7.2(g) or 7.1(c)(iii); and

        (b)  all stamp and other taxes and fees payable or reasonably determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and Seller Parties, jointly and severally agree to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

        Section 14.6    No Proceedings.

        The Servicers hereby agree that it will not institute against the Seller, or join any Person in instituting against the Seller, each Seller Party, the Servicers and Wachovia (individually or as Administrative Agent) each hereby agrees that it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by the Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

        Section 14.7    Confidentiality of Seller Information.

        (a)    Confidential Seller Information.    Each party hereto (other than Seller Parties) acknowledges that certain of the information provided to such party by or on behalf of the Seller Parties in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless Georgia Gulf and GGCV shall otherwise agree in writing, and except as provided in subsection (b) of this Section 14.7, such party will not disclose to any other person or entity:

          (i)    any information regarding, or copies of, any nonpublic financial statements, reports, schedules and other information furnished by any Seller Party to the Purchaser or the Administrative Agent (A) prior to the date hereof in connection with such party's due diligence relating to the Seller Parties and the transactions contemplated hereby, or (B) pursuant to Section 3.1, 5.1, 6.1(i), 7.1(c) or 7.2, or

          (ii)  any other information regarding any Seller Party which is designated by any Seller Party to such party in writing as confidential

(the information referred to in clauses (i) and (ii) above, whether furnished by any Seller Party or any attorney for or other representative thereof (each a "Seller Information Provider"), is collectively referred to as the "Seller Information"); provided, however, "Seller Information" shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than any Seller Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by any Seller Information Provider.

        (b)    Disclosure.    Notwithstanding subsection (a) above, each party may disclose any Seller Information:

          (i)    to any of such party's independent attorneys, consultants and auditors, and to any dealer or placement agent for the Purchaser's commercial paper, who (A) in the good faith belief of such party, have a need to know such Seller Information, and (B) are informed by such party of the confidential nature of the Seller Information and the terms of this Section 14.7 and has agreed, verbally or otherwise, to be bound by the provisions of this Section 14.7,

          (ii)  to any Liquidity Bank, any actual or potential assignees of, or participants in, any rights or obligations of the Purchaser, any Liquidity Bank or the Administrative Agent under or in connection with this Agreement who has agreed to be bound by the provisions of this Section 14.7,

          (iii)  to any rating agency that maintains a rating for the Purchaser's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of the Purchaser in connection with such rating,

          (iv)  to any other party to this Agreement (and any independent attorneys, consultants and auditors of such party), for the purposes contemplated hereby,

          (v)  as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party,

          (vi)  subject to subsection (c) below, in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Seller Information, or

          (vii) in connection with the enforcement of this Agreement or any other Transaction Document.

In addition, the Purchaser and the Administrative Agent may disclose on a "no name" basis to any actual or potential investor in the Purchaser's Commercial Paper Notes information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of the Purchaser's commitment and the Invested Amount with respect to the Asset Interest and any other credit enhancement provided by any Seller Party hereunder), the nature, amount and status of the Pool Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables Pool.

        (c)    Legal Compulsion.    In the event that any party hereto (other than any Seller Party) or any of its representatives is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Seller Information, such party will (or will cause its representative to)

          (i)    provide Georgia Gulf and GGCV with prompt written notice so that (A) Georgia Gulf and GGCV may seek a protective order or other appropriate remedy, or (B) Georgia Gulf and GGCV may, if it so chooses, agree that such party (or its representatives) may disclose such Seller Information pursuant to such request or legal compulsion; and

          (ii)  unless Georgia Gulf and GGCV agrees that such Seller Information may be disclosed, make a timely objection to the request or compulsion to provide such Seller Information on the basis that such Seller Information is confidential and subject to the agreements contained in this Section 14.7.

In the event such protective order or remedy is not obtained, or Georgia Gulf and GGCV agree that such Seller Information may be disclosed, such party will furnish only that portion of the Seller Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Seller Information.

          (d)  This Section 14.7 shall survive termination of this Agreement.

        Section 14.8    Confidentiality of Program Information.

        (a)    Confidential Information.    Each party hereto acknowledges that Wachovia, individually and in its capacity as Administrative Agent, regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party agrees that:

          (i)    it will not disclose without the prior consent of Wachovia (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential, nature of the Program Information (as defined below) and of the terms of this Section 14.8), (A) any information regarding the pricing in, or copies of, the Fee Letter, the Mandate Letter, the Due Diligence Report and the other confidential or proprietary information with respect to the Administrative Agent and the Purchaser and their respective businesses obtained in connection with the structuring, negotiating and execution of the transactions contemplated herein or therein, (B) any information regarding the organization, business or operations of the Purchaser generally or the services performed by Wachovia as the Administrative Agent for the Purchaser, or (C) any information which is furnished by Wachovia to such party and which is designated by Wachovia to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (1) to any other party to this Agreement (and any independent attorneys, consultants and auditors of any such party) for the purposes contemplated hereby, (2) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, including, without limitation, the Securities and Exchange Commission and various public utility commissions having jurisdiction over Georgia Gulf or GGCV, (3) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, (4) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, or (5) in financial statements as required by GAAP;

          (ii)  it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

          (iii)  it will, upon demand, return (and cause each of its representatives to return) to Wachovia, all documents or other written material received from Wachovia in connection with (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

        (b)    Availability of Confidential Information.    This Section 14.8 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Wachovia or were known to such party on a nonconfidential basis prior to its disclosure by Wachovia.

        (c)    Legal Compulsion to Disclose.    In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will:

          (i)    provide Wachovia with prompt written notice so that Wachovia may seek a protective order or other appropriate remedy and/or, if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion; and

          (ii)  unless Wachovia agrees that such Program Information may be disclosed, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.8.

In the event that such protective order or other remedy is not obtained, or Wachovia agrees that such Program Information may be disclosed, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information. In the event any Seller Party is required to file a copy of this Agreement with the SEC or any other Governmental Authority, it will (A) provide Wachovia with prompt written notice of such requirement and (B) exercise reasonable efforts to obtain reliable assurance that such Governmental Authority will give confidential treatment to this Agreement.

        (d)    Survival.    This Section 14.8 shall survive termination of this Agreement.

        Section 14.9    Captions and Cross References.

        The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

        Section 14.10    Integration.

        This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

        Section 14.11    Governing Law.

        THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        Section 14.12    Waiver Of Jury Trial.

        EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.

        Section 14.13    Consent To Jurisdiction; Waiver Of Immunities.

        EACH SELLER PARTY HEREBY ACKNOWLEDGES AND AGREES THAT:

        (a)  IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

        (b)  TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

        Section 14.14    Execution in Counterparts.

        This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

        Section 14.15    No Recourse Against Other Parties.

        The obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser. No recourse shall be had for the payment of any amount owing by the Purchaser under this Agreement or for the payment by the Purchaser of any fee in respect hereof or any other obligation or claim of or against the Purchaser arising out of or based upon this Agreement, against Wachovia or against any employee, officer, director, incorporator or stockholder of the Purchaser. For purposes of this Section 14.15, the term "Wachovia" shall mean and include Wachovia Bank, National Association and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that the Purchaser shall not be considered to be an affiliate of Wachovia for purposes of this paragraph. Each of the Seller, the Servicers and the Administrative Agent agree that the Purchaser shall be liable for any claims that such party may have against the Purchaser only to the extent the Purchaser has excess funds and to the extent such assets are insufficient to satisfy the obligations of the Purchaser hereunder, the Purchaser shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against the Purchaser. Any and all claims against the Purchaser or the Administrative Agent shall be subordinate to the claims of the holders of Commercial Paper and the Liquidity Banks.

        Section 14.16    Severability of Provisions.

        Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability, of such provision in any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GGRC CORP., as Seller

By:

Name:

Title:

GEORGIA GULF CORPORATION, as Initial Servicer

By:

Name:

Title:

GEORGIA GULF CHEMICALS & VINYLS, LLC, as Initial Servicer

By:

Name:

Title:

BLUE RIDGE ASSET FUNDING CORPORATION, as Purchaser

By:	Wachovia Bank National Association, as Attorney in Fact

By:

Name:

Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

Title:

APPENDIX A

DEFINITIONS

        This is Appendix A to the Receivables Purchase Agreement dated as of November 15, 2002 among GGRC Corp. as Seller, Georgia Gulf Corporation ("Georgia Gulf") and Georgia Gulf Chemicals & Vinyls, LLC ("GGCV"), as initial Servicers, Blue Ridge Asset Funding Corporation, as Purchaser and Wachovia Bank, National Association, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, this "Agreement"). Each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

        A.    Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated herein below:

        Adjusted Dilution Ratio:    The 12-month rolling average of the Dilution Ratio.

        Administrative Agent:    As defined in the preamble.

        Affected Party:    Each of the Purchaser, each Liquidity Bank, any assignee or participant of the Purchaser or any Liquidity Bank, Wachovia, any successor to Wachovia, as Administrative Agent or any sub-agent of the Administrative Agent.

        Affiliate:    With respect to a Person, any other Person controlling, controlled by, or under common control with, such Person.

        Affiliated Obligor:    In relation to any Obligor, an Obligor that is an Affiliate of such Obligor.

        Allocation Limit:    As defined in Section 1.1(b).

        Alternate Base Rate:    For any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Wachovia in connection with extensions of credit.

        Applicable Rate:    As defined in Exhibit A to the Fee Letter.

        Asset Interest:    At any time, the Purchaser's undivided percentage ownership interest in all outstanding Pool Receivables and all Related Assets with respect to such Pool Receivables.

        On any date, the Asset Interest shall equal the percentage equivalent of the following fraction:

IA+RR
NPB

        where:

IA	=	the Invested Amount;
RR	=	the Required Reserve; and
NPB	=	the Net Pool Balance;

        provided, however, that the Asset Interest during the Liquidation Period shall equal 100%.

        Asset Tranche:    At any time a portion of the Asset Interest selected by the Administrative Agent pursuant to Section 2.1.

        Bank Rate:    For any Yield Period with respect to any Asset Tranche means:

          (i)    in the case of any Yield Period other than a Yield Period described in clause (ii), an interest rate per annum equal to the sum of (A) the Applicable Rate per annum, plus (B) Eurodollar Rate (Reserve Adjusted) for such Yield Period;

          (ii)  in the case of

            (A)  any Yield Period commencing on or prior to the first day of which Purchaser or any Liquidity Bank shall have notified the Administrative Agent that (1) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Person to fund such Asset Tranche at the rate described in clause (i), or (2) due to market conditions affecting the interbank eurodollar market, funds are not reasonably available to such Person in such market in order to enable it to fund such Asset Tranche at the rate described in clause (i) (and in the case of subclause (1) or (2), such Person shall not have subsequently notified the Administrative Agent that such circumstances no longer exist), or

            (B)  any Yield Period as to which the Administrative Agent does not receive notice or determine, by no later than 12:00 noon (Atlanta, Georgia time) on the third Business Day preceding the first day of such Yield Period, that the related Asset Tranche will be funded by Liquidity Fundings and not by the issuance of Commercial Paper Notes, an interest rate per annum equal to the Alternate Base Rate in effect from time to time during such Yield Period; it being understood that, in the case of paragraph (ii)(A) above, such rate shall only apply to the Person affected by the circumstances described in such paragraph (ii)(A).

        Broken Funding Costs:    For any Asset Tranche which: (i) has its Invested Amount reduced without compliance by the Seller with the notice requirements hereunder or (ii) does not become subject to a reduction following the delivery of any notice pursuant to Section 3.2(b) or (iii) is assigned by the Purchaser to the Liquidity Banks under the Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs that would have accrued during the remainder of the tranche periods for Commercial Paper Notes or (as applicable) Earned Discount that would have accrued during the remainder of the Yield Periods determined by the Administrative Agent to relate to such Asset Tranche (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such reduction was designated to occur pursuant to the notice) of the Invested Amount of such Asset Tranche if such reduction, assignment or termination had not occurred or such notice had not been delivered, over (B) the sum of (1) to the extent all or a portion of such Invested Amount is allocated to another Asset Tranche, the amount of CP Costs or Earned Discount actually accrued during the remainder of such period on such Invested Amount for the new Asset Tranche, and (2) to the extent such Invested Amount is not allocated to another Asset Tranche, the income, if any, actually received during the remainder of such period by the holder of such Asset Tranche from investing the portion of such Invested Amount not so allocated. All Broken Funding Costs shall be due and payable hereunder upon demand.

        Business Day:    (i) with respect to any matters relating to the Eurodollar Rate, a day on which banks are open for business in New York, New York and in Atlanta, Georgia and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in New York, New York or Atlanta, Georgia are authorized or obligated by law, executive order or governmental decree to be closed.

        Canadian Obligor:    As defined in Exhibit A to the Fee Letter.

        Capital Lease Obligations:    For any person the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

        Change in Control:    (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than Permitted Holders, of shares or membership interests, as the case may be, representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock or membership interests, as the case may be, of Georgia Gulf, GGCV or any other Originator; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors or board of managers, as the case may be, of Georgia Gulf, GGCV or any other Originator by Persons who were neither (A) nominated by the board of directors or board of managers, as the case may be, of Georgia Gulf, GGCV or any other Originator nor (B) appointed by directors or managers so nominated; (iii) the acquisition of direct or indirect Control of Georgia Gulf, GGCV or any Originator by any Person or group other than Permitted Holders; or (iv) the failure of the Originators to collectively own 100% of the issued and outstanding capital stock of the Seller, free and clear of any Lien other than the Lien granted in favor of the Guarantee Collateral Agent for the benefit of the Guarantee Secured Parties pursuant to the Collateral Agreement.

        Closing Date:    November 15, 2002.

        Code:    The Internal Revenue Code of 1986, as the same may be amended from time to time.

        Collateral:    As defined in Section 9.1.

        Collateral Agreement:    That certain Guarantee and Collateral Agreement dated as of November 12, 1999 by and among Georgia Gulf, the Subsidiary Guarantors party thereto and Chase Manhattan Bank as Collateral Administrative Agent.

        Collection Account:    As defined in Section 7.1(i).

        Collections:    With respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable; provided that, prior to such time as Georgia Gulf and GGCV shall cease to be the Servicers, Finance Charges shall not be deemed to be Collections.

        Commercial Paper Notes:    The commercial paper promissory notes issued by the Purchaser in the commercial paper market.

        Contract:    A contract between Seller or the Originators and any Person, or an invoice sent or to be sent by Seller or the Originators, pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable. A 'related Contract' or similar reference means rights to payment, collection and enforcement, and other rights under a Contract to the extent directly related to a Receivable in the Receivables Pool, but not any other rights under such Contract.

        Control:    The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        CP Accrual Period:    Each Settlement Period during which any Asset Tranche is funded with Commercial Paper Notes.

        CP Costs:    For each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper Note dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any investment of Purchaser pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Purchase during any period of time determined by the Administrative Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Purchase, the principal associated with any such Purchase shall, during such period, be deemed to be funded by Purchaser in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal. Notwithstanding the foregoing, on any day when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the CP Costs for each Asset Tranche funded through the issuance of Commercial Paper Notes shall equal the greater of (A) the amount determined for such day pursuant to the preceding two sentences, and (B) interest on the Invested Amount associated with such Asset Tranche computed at a rate per annum equal to the Base Rate Plus 2% per annum.

        CP Rate:    With respect to any CP Accrual Period, the rate per annum equivalent to the CP Costs accrued with respect to the Invested Amount allocated to any Asset Tranche funded with Commercial Paper Notes.

        Credit Agreement:    That certain Credit Agreement dated as of November 12, 1999 by and among the Originator and the Parent, as Borrowers, certain financial institutions, as the Lenders, and Chase Manhattan Bank ("Chase"), as Administrative Agent for the Lenders, as has been amended and as may be amended, restated, substituted or replaced from time to time.

        Credit and Collection Policy:    Those credit and collection policies and practices of Georgia Gulf and GGCV relating to Contracts and Receivables as in effect on the date of this Agreement, in the form of Exhibit C hereto, as modified without violating Section 7.3(c), but subject to compliance with applicable tariffs or state regulations in effect from time to time.

        Credit Event:    Georgia Gulf is downgraded to BB- or below by S&P or Ba3 or below by Moody's, or the rating of Georgia Gulf shall be withdrawn.

        Cut-Off Date:    The last day of each Settlement Period.

        Days Sales Outstanding or DSO:    As of any day, an amount equal to the product of (i) 91, multiplied by (ii) the amount obtained by dividing (A) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (B) the aggregate amount of Receivables created during the three Settlement Periods including and immediately preceding such Cut-Off Date.

        Deemed Collections:    As defined in Section 3.2(a).

        Default Horizon Ratio:    As of any Cut-Off Date, the ratio (expressed as a percentage) of (i) the sum of (A) the aggregate dollar amount of Receivables generated by the Originators during the immediately preceding four Settlement Periods ending on such Cut-Off Date and (B) 1/3 of the aggregate dollar amount of Receivables generated by the Originators during the fifth preceding Settlement Period divided by (ii) the Net Pool Balance on such Cut-Off Date.

        Default Ratio:    At any time, an amount (expressed as a percentage) equal to a fraction, the numerator of which is equal to the sum of Receivables that become Defaulted Receivables during the immediately preceding Settlement Period and the denominator of which is the aggregate dollar amount of Receivables generated by the Originators during the Settlement Period three months prior to the immediately preceding Settlement Period.

        Defaulted Receivable:    A Receivable: (i) as to which any payment, or part thereof, remains unpaid for 61 days or more from the original due date for such payment; (ii) as to which an Event of Bankruptcy has occurred and remains continuing with respect to the Obligor thereof; or (iii) which has been, or would be written off in accordance with the Originator's Credit and Collection Policy as uncollectible.

        Delinquency Ratio:    At any time, the percentage equivalent of a fraction, computed as of the Cut-Off Date for the next preceding Settlement Period, the numerator of which is the aggregate Unpaid Balance of all Pool Receivables that are Delinquent Receivables on such Cut-Off Date and the denominator of which is the aggregate Unpaid Balance of Pool Receivables on such Cut-Off Date.

        Delinquent Receivable:    A Pool Receivable (i) that is not a Defaulted Receivable and (ii) as to which any payment, or part thereof, remains unpaid for 31 days or more from the original due date for such payment.

        Dilution:    The amount of any reduction or cancellation of the Unpaid Balance of a Pool Receivable as described in Section 3.2(a).

        Dilution Horizon Ratio:    An amount (expressed as a percentage) equal to a fraction, the numerator of which is the aggregate dollar amount of Receivables generated by the Originators for the most recent Settlement Period and the denominator of which is the aggregate balance of the Net Pool Balance as of the most recent Cut-Off Date.

        Dilution Ratio:    An amount (expressed as a percentage) equal to a fraction, the numerator of which is the total amount of Dilution during the previous Settlement Period, and the denominator of which is the aggregate dollar amount of Receivables generated by the Originators during the second preceding Settlement Period.

        Dilution Reserve:    The product of (i) the sum of (A) the product of (1) 2 and (2) the Adjusted Dilution Ratio and (B) the Dilution Volatility Component and (ii) the Dilution Horizon Ratio.

        Dilution Volatility Component:    An amount (expressed as a percentage) equal to the product of (i) the difference between (A) the highest three month rolling average Dilution Ratio during the immediately preceding twelve (12) months and (B) the Adjusted Dilution Ratio and (ii) a fraction, the numerator of which is the highest three month rolling average Dilution Ratio during the immediately preceding twelve (12) months and the denominator of which is the Adjusted Dilution Ratio.

        Dollars:    Dollars in lawful money of the United States of America.

        Downgrading Event:    With respect to any Person the reduction of the rating with regard to the short-term securities of such Person to below (i) A-1 by Standard & Poor's Ratings Group, or (ii) P-1 by Moody's.

        Due Diligence Report:    As defined in Section 5.1(k).

        Earned Discount:    For any Yield Period for any Asset Tranche funded with a Liquidity Funding:

IA × ER × ED	+ LF
360

        where:

IA	the daily average (calculated at the close of business each day) of the Invested Amount in such Asset Tranche during such Yield Period;
ER	the Earned Discount Rate for such Yield Period;
ED	the actual number of days elapsed during such Yield Period; and
LF	the Liquidation Fee, if any, during such Yield Period.

        Earned Discount Rate:    For any Yield Period for any Asset Tranche funded by a Liquidity Funding the Bank Rate for such Asset Tranche and such Yield Period;

        provided, however, that on any day when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Earned Discount Rate for each Asset Tranche (including without limitation, Asset Tranches funded through the issuance of Commercial Paper Notes) shall mean a rate per annum equal to the Alternate Base Rate plus 2% per annum.

        Eligible Receivable:    At any time, a Receivable:

          (i)    which is a Pool Receivable arising out of the sale by an Originators in the ordinary course of its business that has been sold or contributed to Seller pursuant to the Sale Agreement in a "true sale" or "true contribution" transaction;

          (ii)  as to which the perfection of Purchaser's undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code—Secured Transactions is in force, and which constitutes an "account" as defined in the Uniform Commercial Code as in effect in such jurisdiction;

          (iii)  the Obligor of which (A) is a Canadian Obligor or is a resident of the United States, or any of its possessions or territories, and is not an Affiliate of any Seller Party, (B) has a billing address in the United States, or any of its possessions or territories and (C) is not a Governmental Authority;

          (iv)  which is not a Defaulted Receivable at such time or owing from an Obligor as to which more than 35% of the aggregate Unpaid Balance of all Receivables owing from such Obligor are Defaulted Receivables;

          (v)  with regard to which the warranty of the Seller in Section 6.1(l) is true and correct;

          (vi)  the sale of an undivided interest in which does not contravene or conflict with any law;

          (vii) which is denominated and payable only in Dollars in the United States;

          (viii)  which arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever; provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Unpaid Balance of such Receivable then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Unpaid Balance which is not so affected;

          (ix)  which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

          (x)  which satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

          (xi)  which, according to the Contract related thereto, is due and payable within 70 days from the invoice date of such Receivable;

          (xii) [Reserved];

          (xiii)  the original term of which has not been extended and the Unpaid Balance of which has not been adjusted more than once; and

          (xiv) which, does not require the prior written consent of an Obligor or contain any other restriction relating to the transfer or assignment of rights of payment under the related Contract which are legally enforceable as to such Receivable (other than a consent or waiver of such restriction that has been obtained prior to the Closing Date).

        Eligible Receivables Net Balance:    At any time, an amount equal to (i) the aggregate Unpaid Balance of all Eligible Receivables in the Receivables Pool at such time, minus (ii) the product of (A) 1.5 and (B) the Volume Rebate Accrual at such time.

        ERISA:    The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

        ERISA Affiliate:    Any trade or business (whether or not incorporated) that is a member of a group of which Georgia Gulf or GGCV is a member and which is treated as a single employer under Section 414 of the Code.

        Eurodollar Business Day:    A day of the year as defined in clause (i) of the definition of Business Day.

        Eurodollar Rate:    For any Yield Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of the related Liquidity Funding offered for a term comparable to such Yield Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, two Eurodollar Business Days prior to the first day of such Yield Period, provided that if no such offered rates appear on such page, the Eurodollar Rate for such Yield Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, two Eurodollar Business Days prior to the first day of such Yield Period, for deposits in Dollars offered by leading European banks for a period comparable to such Yield Period in an amount comparable to the principal amount of such Liquidity Funding.

        Eurodollar Rate (Reserve Adjusted):    Applicable to any Yield Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

        Eurodollar Reserve Percentage:    With respect to any Yield Period, the maximum reserve percentage, if any, applicable to the Liquidity Bank under Regulation D during such Yield Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Yield Period during which any such percentage shall be applicable) for determining the Liquidity Bank's reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Yield Period consisting or included in the computation of "Eurocurrency Liabilities" pursuant to Regulation D. Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by the Liquidity Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the "London Interbank Offered Rate" or "LIBOR" is to be determined or (ii) any category of extensions of credit or other assets which include LIBOR-based credits or assets.

        Event of Bankruptcy:    Shall be deemed to have occurred with respect to a Person if either:

          (i)    a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

          (ii)  such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

        Excess Concentration Amount:    As of any date, the sum of the amounts by which the aggregate Unpaid Balance of Receivables of each Obligor exceeds the Obligor Concentration Limit for such Obligor.

        Exchange Act:    The Securities Exchange Act of 1934, as amended.

        Face Amount:    With respect to any Commercial Paper Note, the face amount stated thereon in the case of any Commercial Paper Note issued on a discount basis, and the principal amount stated thereon plus the amount of all interest scheduled to accrue on such Commercial Paper Note through its stated maturity date in the case of any Commercial Paper Note issued on an interest bearing basis.

        Federal Funds Rate:    For any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as reasonably determined by the Administrative Agent.

        Federal Reserve Board:    The Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

        Fee Letter:    As defined in Section 4.1.

        Final Payout Date:    The date following the Termination Date on which the Invested Amount shall have been reduced to zero and all other amounts payable by Seller under the Transaction Documents shall have been paid in full.

        Finance Charges:    With respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

        GAAP:    Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are applicable to the circumstances as of the date of determination.

        GGCV:    As defined in the Preamble.

        GGLC:    Georgia Gulf Lake Charles, LLC, a Delaware limited liability company.

        Georgia Gulf:    As defined in the Preamble.

        Governmental Authority:    Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

        Guarantee:    Any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided however that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

        Guarantee Collateral Agent:    The "Collateral Agent" as defined in the Collateral Agreement.

        Guarantee Secured Parties:    The "Secured Parties" as defined in Collateral Agreement.

        Indebtedness:    Of any person means, without duplication, (i) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person upon which interest charges are customarily paid, (iv) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (v) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited, if such obligations are without recourse to such person, to the lesser of the principal amount of such Indebtedness or the fair market value of such property, (vii) all Guarantees by such person of Indebtedness of others, (viii) all Capital Lease Obligations of such person, (ix) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof) and (x) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

        Indemnified Amounts:    As defined in Section 13.1(a).

        Indemnified Party:    As defined in Section 13.1(a).

        Information Package:    As defined in Section 3.1(a).

        Initial Due Diligence Auditor:    Such person designated by the Administrative Agent as the initial due diligence auditor.

        Initial Servicer:    As defined in the preamble.

        Invested Amount:    At any time with respect to the Asset Interest, an amount equal to (i) the aggregate of the amounts theretofore paid to Seller for Purchases pursuant to Section 1.1 and 1.2 less (ii) the aggregate amount of Collections theretofore received and actually distributed to the Investors on account of such Invested Amount pursuant to Section 1.3.

        Investors:    The Purchasers and the Liquidity Banks.

        Lien:    A lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

        Liquidation Event:    As defined in Section 10.1.

        Liquidation Fee:    For each Asset Tranche (or portion thereof) funded through a Liquidity Funding for each day in any Yield Period (computed without regard to clause (iii) of the proviso of the definition of "Yield Period"), the amount, if any, by which:

          (i)    the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of the Purchaser's Tranche Investment with respect to such Asset Tranche during such Yield Period (as so computed) if such reductions had not been made, exceeds

          (ii)  the income, if any, received by Purchaser from investing the proceeds of such reductions of the Purchaser's Tranche Investment.

        Liquidation Period:    The period commencing on the date on which the conditions precedent to Purchases and Reinvestment set forth in Section 5.2 are not satisfied (or expressly waived by Purchaser) and the Administrative Agent shall have notified Seller and Servicer in writing that the Liquidation Period has commenced, and ending on the Final Payout Date.

        Liquidity Agent:    Wachovia, as agent for the Liquidity Banks under the Liquidity Agreement, or any successor to Wachovia in such capacity.

        Liquidity Agreement:    Includes (i) the Liquidity Asset Purchase Agreement dated as of the date hereof among Purchaser, Wachovia, as Administrative Agent, Wachovia, as Liquidity Agent, and Wachovia and/or one or more other banks or other financial institutions, as Liquidity Banks, and (ii) any other agreement hereafter entered into by Purchaser providing for the purchase of assets or the making of loans or other extensions of credit to Purchaser secured by a direct or indirect security interest in the Asset Interest (or any portion thereof), to support all or part of Purchaser's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Purchaser's investments in accounts receivable or other financial assets, and under which the amount available from such extensions of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of deal-specific credit enhancement available with respect thereto, as such Liquidity Agreement or other agreement may be amended, supplemented or otherwise modified from time to time.

        Liquidity Bank any one of, and Liquidity Banks:    All of, the commercial lending institutions that are at any time parties to the Liquidity Agreement as liquidity providers thereunder.

        Liquidity Funding:    A purchase made by the Liquidity Bank (or simultaneous purchases made by the Liquidity Banks) pursuant to the Liquidity Agreement.

        Lock-Box Account:    Any bank account into which Collections are deposited or transferred.

        Lock-Box Agreement:    A letter agreement, in substantially the form of Exhibit A-1, among Servicer, Purchaser, the Administrative Agent, Seller and any Lock-Box Bank.

        Lock-Box Bank:    Any of the banks holding one or more lock-boxes or Lock-Box Accounts receiving Collections from Pool Receivables.

        Loss Reserve:    The product (expressed as a percentage) of (i) 2.5, (ii) the highest rolling three month average Default Ratio during the immediately preceding twelve (12) months and (iii) the most recently calculated Default Horizon Ratio.

        Mandate Letter:    That certain letter agreement dated as of July 20, 2001 by and between the Administrative Agent, Purchaser, the Seller, Georgia Gulf, GGCV and GGLC.

        Material Adverse Effect:    With respect to any event or circumstance, means a material adverse effect on:

          (i)    (A) the assets, operations, business or financial condition of Seller or (B) the business, assets, operations or financial condition of Georgia Gulf or GGCV and its Subsidiaries, taken as a whole, which could reasonably be expected to have a material adverse effect on the creditworthiness of Georgia Gulf or GGCV;

          (ii)  the ability of any Seller Party to perform its obligations under this Agreement or any other Transaction Document;

          (iii)  the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Receivables Pool; or

          (iv)  the status, existence, perfection, priority or enforceability of Purchaser's interest in the Receivables Pool.

        Moody's:    Moody's Investors Service, Inc.

        Net Pool Balance:    At any time, an amount equal to (i) the Eligible Receivables Net Balance at such time, minus (ii) the Excess Concentration Amount at such time.

        Net Worth:    As defined in the Sale Agreement.

        Notice Event:    The occurrence of a Credit Event, or if a Credit Event shall not have occurred, the occurrence of an Liquidation Event or an Unmatured Liquidation Event.

        Obligor:    A Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

        Obligor Concentration Limit:    At any time, in relation to the aggregate Unpaid Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody's (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

S&P Rating	Moody's Rating	Allowable % of Eligible Receivables
A-1+	P-1	10%
A-1	P-1	8%
A-2	P-2	6%
A-3	P-3	4%
Below A-3 or Not Rated by either S&P or Moody's	Below P-3 or Not Rated by either S&P or Moody's	4%

          (iii)  ; provided, however, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two, (A) if any Obligor is not rated by either S&P or Moody's, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (B) subject to satisfaction of the Rating Agency Condition and/or an increase in the percentage set forth in clause (i)(A) of the definition of "Required Reserve," upon the Seller's request from time to time, the Administrative Agent may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a "Special Concentration Limit"), it being understood that any Special Concentration Limit may be canceled by the Administrative Agent upon not less than five (5) Business Days' written notice to the Seller Parties.

        Originator:    Each of Georgia Gulf, GGCV or GGLC in their capacity as originator under the Sale Agreement.

        Other Customers:    Persons (other than the Seller) with whom the Purchaser has entered into agreements to purchase interest in, or finance, receivables and other financial assets.

        Permitted Holders:    All members of the board of directors or board of managers, as the case may be, of Georgia Gulf, GGCV or GGLC on the date hereof and all officers of Georgia Gulf, GGCV and GGLC on the date hereof.

        Person:    An individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

        Plan:    Any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of Georgia Gulf or GGCV or any ERISA Affiliate.

        Pledge Amendment:    That certain Amendment No. 1 to Credit Agreement with Respect to Exercise of Remedies Under Guarantee and Collateral Agreement, dated as of November 15, 2002 by and among Georgia Gulf, the eligible subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank (formerly know as The Chase Manhattan Bank).

        Pledge Default:    The occurrence of any of the following without the prior written consent of the Administrative Agent:

          (i)    Section 7(a) of the Collateral Agreement shall be amended, supplemented, waived or otherwise modified;

          (ii)  the Collateral Agreement shall be amended, supplemented waived or otherwise modified so as to be inconsistent with Section 7(a) thereof and/or the Pledge Amendment;

          (iii)  the Credit Agreement shall be amended, supplemented, waived or otherwise modified so as to be inconsistent with the Pledge Amendment; or

          (iv)  Georgia Gulf or any other Person shall furnish notice to the Administrative Agent (as defined in the Credit Agreement) or any Lender (as defined in the Credit Agreement) pursuant to Section 5.02(f) of the Credit Agreement or otherwise in connection with the Pledge Amendment that the obligations hereunder have been paid in full.

        Pool Receivable:    A Receivable in the Receivables Pool.

        Pooled Commercial Paper:    Commercial Paper Notes of Purchaser subject to any pooling arrangement by Purchaser, but excluding Commercial Paper Notes issued by Purchaser for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Purchaser.

        Prime Rate:    Refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

        Program Fee:    As defined in the Fee Letter.

        Program Information:    As defined in Section 14.8(a)(i)(C).

        Purchase:    As defined in Section 1.1.

        Purchase Limit:    As defined in Section 1.1(a).

        Purchase Termination Date:    That day on which a Liquidation Event has occurred and is continuing, and

          (i)    the Administrative Agent declares a Purchase Termination Date in a notice to Seller in accordance with Section 10.2(a); or

          (ii)  in accordance with Section 10.2(b), becomes the Purchase Termination Date automatically.

        Purchaser:    As defined in the preamble.

        Purchaser's Share:    Of any amount at any time means the lesser of (i) the most recently calculated Asset Interest and (ii) 100%.

        Purchaser's Tranche Investment:    In relation to any Asset Tranche the amount of the Invested Amount allocated by the Administrative Agent to that Asset Tranche pursuant to Section 2.1, provided, that at all times the aggregate amounts allocated to all Asset Tranches shall equal the Invested Amount.

        Qualifying Liquidity Bank:    A Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by Standard & Poor's and (ii) P-1 by Moody's.

        Rating Agency Condition:    That the Purchaser has received written notice from S&P and Moody's that an amendment, a change or a waiver will not result in a withdrawal or downgrade of the then current ratings on its Commercial Paper Notes.

        Receivable:    All indebtedness and other obligations owed to the Seller or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or in which the Seller or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or the Seller treats such indebtedness, rights or obligations as a separate payment obligation.

        Receivables Pool:    At any time the Aggregate Eligible Receivables and other Receivables which have been sold by the Originator to Seller.

        Regulation D:    Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

        Regulatory Change:    The adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.

        Reinvestment:    As defined in Section 1.3(a)(iii).

        Related Assets:    (i) all rights to, but not any obligations under, all related Contracts and Related Security related to any Pool Receivables, (ii) all rights and interests of Seller under the Sale Agreement in relation to any Pool Receivables, (iii) all books and records evidencing or otherwise relating to any Pool Receivables, (iv) all Lock-Box Accounts and all cash and investments therein, to the extent constituting or representing the items in the following clause (v) and (v) all Collections in respect of, and other proceeds of, any Pool Receivables or any other Related Assets.

        Related Security:    With respect to any Pool Receivable, all of Seller's (in the case of usage in the Sale Agreement) or the Originator's (in the case of usage in the Sale Agreement) right, title and interest in and to: (i) all Contracts that relate to such Pool Receivable; (ii) all merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Pool Receivable; (iii) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (iv) all UCC financing statements covering any collateral securing payment of such Pool Receivable (but only to the extent of the interest of Purchaser in the respective Pool Receivable); (v) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise; and (vi) all insurance policies, and all claims thereunder, related to such Pool Receivable, in each case to the extent directly related to rights to payment, collection and enforcement, and other rights with respect to such Pool Receivable. The interest of Purchaser in any Related Security is only to the extent of Purchaser's undivided percentage interest, as more fully described in the definition of Asset Interest.

        Reportable Event:    Any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

        Reporting Date:    As defined in Section 3.1(a).

        Required Capital Amount:    As defined in the Sale Agreement.

        Required Notice Period:    means the number of days required notice set forth below applicable to the reduction of Invested Amount indicated below:

REDUCTION OF INVESTED AMOUNT	REQUIRED NOTICE PERIOD
up to 25% of the Purchase Limit	2 Business Days
25% and up to 50% of the Purchase Limit	5 Business Days
50% or more of the Purchase Limit	10 Business Days

        Required Reserve:    On any day during a Settlement Period, an amount equal to the product of (i) the Required Reserve Factor and (ii) the Net Pool Balance on such day.

        Required Reserve Factor:    On any day during a Settlement Period, an amount equal to the greater of (i) the Required Reserve Factor Floor and (ii) the sum of (A) the Loss Reserve, (B) the Dilution Reserve, (C) the Yield Reserve, and (D) the Servicing Reserve.

        Required Reserve Factor Floor:    As defined in Exhibit A to the Fee Letter.

        Responsible Officer:    With respect to any company, its chief executive officer, chief operating officer, chief financial officer, controller, manager of collections, treasurer or general counsel.

        Revolving Period:    The period beginning on the Closing Date and ending on the earlier of (i) the day on which a Liquidation Event occurs and (ii) the Termination Date.

        S&P:    Standard & Poor's Ratings Service.

        Sale Agreement:    The Receivables Sale Agreement dated as of November 15, 2002 among the Servicer, the Originators and the Seller.

        SEC:    The Securities and Exchange Commission.

        Secured Parties:    Purchaser, the Administrative Agent, the Liquidity Banks and their respective successors and assigns.

        Seller:    As defined in the preamble.

        Seller Information:    As defined in Section 14.7(a).

        Seller Information Provider:    As defined in Section 14.7(a).

        Seller Party and Seller Parties:    As defined in the preamble.

        Seller's Share:    Of any amount means 100% minus the lesser of (i) the most recently calculated Asset Interest and (ii) 100%.

        Servicer:    As defined in the preamble.

        Servicer Default:    With respect to any Servicer, any one of the following events:

          (i)    any failure by such Servicer to make any payment, transfer or deposit when due or any Servicer to give instructions or notice to the Administrative Agent as required by this Agreement including, without limitation, delivery of any Information Package and, in the case of failure to deliver a Information Package such failure shall remain unremedied for one (1) Business Day after the earliest to occur of (1) written notice thereof shall have been given by the Administrative Agent to such Servicer or (2) a Responsible Officer of such Servicer shall have actual knowledge thereof or should have had knowledge thereof if such Responsible Officer had exercised reasonable care in the performance of his or her duties;

          (ii)  any failure on the part of such Servicer duly to observe or perform in any material respect any other covenants or agreements of such Servicer set forth in this Agreement or any other Transaction Document to which such Servicer is a party, which failure continues unremedied for a period of ten (10) days after the first to occur of (A) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Servicer by the Administrative Agent and (B) the date on which a Responsible Officer of such Servicer shall have actual knowledge thereof or should have had knowledge thereof if such Responsible Officer had exercised reasonable care in the performance of his or her duties;

          (iii)  any representation, warranty or certification made by such Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which continues to be unremedied for a period of ten (10) days after the first to occur of (A) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to such Servicer by the Administrative Agent and (B) the date on which a Responsible Officer of such Servicer shall have actual knowledge thereof or should have had knowledge thereof if such Responsible Officer had exercised reasonable care in the performance of his or her duties;

          (iv)  any bankruptcy, insolvency or similar event occurs with respect to such Servicer; or

          (v)  any change in the control of such Servicer which takes the form of either a merger or consolidation in which such Servicer is not the surviving entity.

        Servicer Transfer Event:    As defined in Section 8.1(b).

        Servicer's Fee:    An amount equal to (i) the Servicer's Fee Rate, times (ii) the aggregate Unpaid Balance of the Pool Receivables at the close of business on the first day of such Settlement Period, times (iii) 1/360.

        Servicer's Fee Rate:    1% per annum.

        Servicing Reserve:    The product (expressed as a percentage) of (i) the Servicer's Fee Rate and (ii) a fraction the numerator of which is the Twelve Month DSO and the denominator of which is 360.

        Settlement Date:    Two (2) Business Days following each Reporting Date.

        Settlement Period:    Each calendar month.

        Significant Subsidiary:    A Subsidiary meeting any one of the following conditions; (i) the investments in and advances to such Subsidiary by Georgia Gulf's or GGCV's and the other Subsidiaries, if any, as at the end of Georgia Gulf's or GGCV's latest fiscal quarter exceeded 10% of the total assets of Georgia Gulf or GGCV and its Subsidiaries at such date, computed and consolidated in accordance with GAAP; or (ii) Georgia Gulf's or GGCV's and the other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Subsidiary as at the end of Georgia Gulf's or GGCV's latest fiscal quarter exceeded 10% of the total assets of Georgia Gulf or GGCV and its Subsidiaries at such date, computed and consolidated in accordance with GAAP; or (iii) the equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary for the period of four consecutive fiscal quarters ending at the end of Georgia Gulf's or GGCV's latest fiscal quarter exceeded 10% of such income of Georgia Gulf or GGCV and its Subsidiaries for such period, computed and consolidated in accordance with GAAP; or (iv) such Subsidiary is the parent of one or more Subsidiaries and, together with such Subsidiaries would, if considered in the aggregate, constitute a Significant Subsidiary.

        Subordinated Note:    As defined in the Sale Agreement.

        Subsidiary:    Of any Person means (i) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

        Successor Notice:    As defined in Section 8.1(b).

        Termination Date:    The earliest of:

          (i)    the date of termination (whether by scheduled expiration, termination on default or otherwise) of the Liquidity Banks' commitments under the Liquidity Agreement (unless such commitments are renewed, extended or replaced on or before such date);

          (ii)  the Purchase Termination Date;

          (iii)  the date designated by Seller as the "Termination Date" on not less than five (5) Business Days' notice to the Administrative Agent, provided that on such date the Invested Amount has been reduced to zero, all accrued Earned Discount and fees have been paid in full and all other amounts due to Purchaser and the Administrative Agent have been paid in full;

          (iv)  November 14, 2003;

          (v)  the date on which either of the following shall occur:

            (A)  A Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 45 days, (1) the Downgraded Liquidity Bank shall not have been replaced by a Qualifying Liquidity Bank pursuant to a Liquidity Agreement in form and substance acceptable to Purchaser and the Administrative Agent, and (2) the commitment of such Downgraded Liquidity Bank under the Liquidity Agreement shall not have been funded or collateralized in such a manner that such Downgrading Event will not result in a reduction or withdrawal of the credit rating applied to the Commercial Paper Notes by any of the rating agencies then rating the Commercial Paper Notes; or

            (B)  Purchaser shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Transaction Documents:    This Agreement, the Lock-Box Agreements, the Sale Agreement, the Fee Letter and the other documents to be executed and delivered in connection herewith.

        Turnover Days:    At any time during a Settlement Period means the product of (i) the quotient of (A) the aggregate Unpaid Balance of the Receivables as of the first day of the next preceding Settlement Period, divided by (B) the aggregate amount of Collections received on all Receivables during such next preceding Settlement Period, times (ii) the number of days in such next preceding Settlement Period.

        Twelve Month DSO:    For any day, the highest Days Sales Outstanding that occurred during the twelve (12) month period ending on such date of calculation.

        UCC:    The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

        Unmatured Liquidation Event:    Any event which with the giving of notice or lapse of time, or both, would become a Liquidation Event.

        Unpaid Balance:    Of any Receivable means at any time the unpaid amount thereof, but excluding all late payment charges, delinquency charges and extension or collection fees.

        Volume Rebate:    As defined in Exhibit A to the Fee Letter.

        Volume Rebate Accrual:    As defined in Exhibit A to the Fee Letter.

        Yield Period:    With respect to any Asset Tranche funded by a Liquidity Funding:

          (i)    the period commencing on the date of the initial Purchase of the Asset Interest, the making of such Liquidity Funding or the creation of such Asset Tranche pursuant to Section 2.1 (whichever is latest) and ending such number of days thereafter as the Administrative Agent shall select; and

          (ii)  each period commencing on the last day of the immediately preceding Yield Period for the related Asset Tranche and ending such number of days thereafter as the Administrative Agent shall select;

provided, however, that

            (A)  any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Asset Tranche shall be accruing Earned Discount at a rate determined by reference to Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

            (B)  in the case of Yield Periods of one day for any Asset Tranche, (1) the initial Yield Period shall be the date such Yield Period commences as described in clause (i) above; and (2) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and

            (C)  in the case of any Yield Period for any Asset Tranche which commences before the Termination Date and would otherwise end on a date occurring after such Termination Date, such Yield Period shall end on such Termination Date and the duration of each such Yield Period which commences on or after the Termination Date for such Asset Tranche shall be of such duration as shall be selected by the Administrative Agent.

        Yield Reserve:    On any date of determination, the product of (i) 1.5, (ii) the Alternate Base Rate and (iii) a fraction, the numerator of which is the Twelve Month DSO and the denominator of which is 360.

          B.    Other Terms.    All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          C.    Computation of Time Periods.    Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SCHEDULE 6.1(i)

DESCRIPTIONS OF MATERIAL ADVERSE CHANGES

None.

SCHEDULE 6.1(n)

LIST OF OFFICES OF SERVICER AND SELLER WHERE RECORDS ARE KEPT

Seller:
GGRC Corp.
200 West Ninth Street, Suite 102
Wilmington, DE 19801

Servicers:
Georgia Gulf Corporation
Highway 405
Plaquemine, Louisiana 70764
and
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346

Georgia Gulf Chemicals and Vinyls, LLC
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346

SCHEDULE 6.1(o)

LIST OF LOCK-BOX BANKS
MAIN OFFICE ADDRESS & ACCOUNT NUMBER

SCHEDULE 14.2

NOTICE ADDRESSES

Seller:

GGRC Corp.
200 West Ninth Street, Suite 102
Wilmington, DE 19801
Attention: James W. Whalen, Jr.
Facsimile No.: (302) 658-0463
Telephone No.: (302) 655-8894

Servicers:

Georgia Gulf Corporation
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346
Attention: James T. Matthews
Facsimile No.: (770) 395-4526
Telephone No.: (404) 395-4577

Georgia Gulf Chemicals and Vinyls, LLC
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346
Attention: James T. Matthews
Facsimile No.: (770) 395-4526
Telephone No.: (770) 395-4577

Purchaser:

Blue Ridge Asset Funding Corporation
c/o: Wachovia Bank, National Association, as Administrative Agent
301 South College Street, TW-10
Charlotte, NC 28288
Attention: Douglas Wilson
Telephone: (704) 374-2520
Telecopy: (704) 383-9579

With a copy to:

Wachovia Bank, National Association
191 Peachtree Street, NE
Mail Code GA-8407
Atlanta, Georgia 30303
Attention: Elizabeth E. Wagner
Telephone: (404) 332-1398
Telecopy: (404) 332-5152

Administrative Agent:

Wachovia Bank, National Association
191 Peachtree Street, GA-8407
Atlanta, GA 30303
Attention: Elizabeth Wagner
Facsimile No.: (404)-332-5152
Telephone No.: (404)-332-1398

A-2

EXHIBIT 1.2 (a)

FORM OF PURCHASE REQUEST

Wachovia Bank, National Association
191 Peachtree Street, N.E., GA-8407
Atlanta, Georgia 30303
Attention: Elizabeth Wagner

Ladies and Gentlemen:

        Reference is made to the Receivables Purchase Agreement dated as of November 15, 2002 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") among GGRC Corp., as Seller, Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC, as Initial Servicers (and together with Seller, collectively referred to as the "Seller Parties"), Blue Ridge Asset Funding Corporation, as purchaser (the "Purchaser") and Wachovia Bank National Association., as administrative agent for Purchaser (the "Administrative Agent"). Capitalized terms defined in the Purchase Agreement are used herein with the same meanings.

        I.    Each of the Seller Parties hereby certifies, represents and warrants to the Purchaser and the Administrative Agent that on and as of the Purchase Date (as hereinafter defined):

          (a)  all applicable conditions precedent set forth in Article V of the Purchase Agreement have been satisfied;

          (b)  each of its respective representations and warranties contained in Section 6.1 of the Purchase Agreement will be true and correct, in all material respects, as if made on and as of the Purchase Date (except to the extent of changes resulting from transactions contemplated or permitted by the Purchase Agreement or to the extent of changes that have otherwise been consented to by the Administrative Agent on behalf of the Purchaser);

          (c)  no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes a Liquidation Event or Unmatured Liquidation Event;

          (d)  after giving effect to the requested Purchase, the Invested Amount will not exceed the available Purchase Limit, and the Asset Interest will not exceed the Allocation Limit; and

          (e)  the Termination Date shall not have occurred.

        II.    The undersigned, as Seller hereby requests that the Purchaser make a Purchase on                        ,             (the "Purchase Date") as follows:

$—	Face value of maturing CP
$—	Principal paydown by Seller (via Collection Account)
$—	Discount to be paid by Seller (via Collection Account)

$—	Minimum net proceeds needed from rolling CP to effect Purchase in required amount
$—	Requested face value CP to mature on
$—	Requested face value CP to mature on

$—	aggregate requested face value CP to be issued on Purchase Date

        IN WITNESS WHEREOF, the Seller and the Initial Servicers have caused this Purchase Request to be executed and delivered as of this            day of                        ,             .

GGRC Corp., as Seller
By:
Name:
Title:
Georgia Gulf Corporation, as Initial Servicer
By:
Name:
Title:
Georgia Gulf Chemicals and Vinyls LLC, as Initial Servicer
By:
Name:
Title:

EXHIBIT 3.1(a-1)

FORM OF INFORMATION PACKAGE

Georgia Gulf Receivables Corp. Monthly Report
For the Month Ended:

(Page 1)
($)

I.	Portfolio Information
	1.	Beginning of Month Balance: (Total A/R Outstanding)

	2.	Gross Sales (Domestic & Foreign):

	3.	Deduct:
			a.	Total Collections:

			b.	Dilution

			c.	Write Offs

			d.	Volume Rebates

Add:
			e.	Recoveries

4.
		a.	Calculated Ending A/R Balance [(1) + (2) - (3a,b,c,d)+(3e)]:

		b.	Reported Ending A/R Balance

		c.	Difference (If any)

	5.	Deduct:
			a.	Defaulted Receivables

			b.	Foreign Receivables:

			c.	Domestic Receivables with terms greater than 70 days

			d.	Other Receivables not Considered Eligible

			e.	Total Ineligibles

	6.(a)	Eligible Receivables [(4b)-(5.e.)]:

		Deduct:	Accrued volume rebates liability stressed by 1.5 times

1

Georgia Gulf Receivables Corp. Monthly Report
For the Month Ended:

(Page 2)
($)

II.	Calculations Reflecting Current Activity
	10.	Face Value CP Outstanding

	11.	Required Reserve %

	12.	Required Reserve [(8) × (11)]:

	12a.	Maximum Funded Amount Available [(8)-(12)]

III.	Compliance
	13.	Asset Interest [(10) + (12) / (8)] < 100%:	In Compliance

	14.	3M Avg. Delinquency Ratio	In Compliance

	15.	3M Avg. Default Ratio	In Compliance

	16.	3M Avg. Dilution Ratio	In Compliance

	17.	Facility Limit [(12)<= $75,000,000	In Compliance

2

Georgia Gulf Receivables Corp. Monthly Report
For the Month Ended:

(Page 3)
($)

IV.
Excess Concentration: (Calculation)

    Eligible Receivables Net Balance

Allowable Percentage	Max. Allowable Balance)	Credit Rating
4.0%		NR/NR
4.0%		A3/P3
6.0%		A2/P2
8.0%		A1/P1
10.0%		A1+/P1
	Largest Obligors	Short-Term Debt Rating	Allowable Percentage	Total Receivables	Allowable Receivables	Excess Receivables

1

2

3

4

5

6

7

8

9

10

11

12

13

14

15

Total

The undersigned hereby represents and warrants that the foregoing is a true and accuarate accounting with respect to outstanding receivables as of                        accordance with the Receivables Purchase Agreement dated October [    ], 2002 and representations and warranties related to such Agreement are restated and reaffirmed.

Signed:	Date:
Title:

3

EXHIBIT 3.1(a-2)

FORM OF INTERIM INFORMATION PACKAGE
(to be provided by Wachovia)

EXHIBIT A-1

FORM OF LOCK-BOX AGREEMENT

November 15, 2002

[Lock-Box Bank Name]
[Lock-Box Bank Address]

Attn:
Fax No. (        )

        Re:    [Name of current Lock-Box owner]/GGRC Corp.

Ladies and Gentlemen:

        Reference is hereby made to each of the [departmental] post office boxes listed on Schedule 1 hereto (each, a "Lock-Box") of which [Lock-Box Bank Name], a                         banking association (hereinafter "you"), has exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to the [Lock-Box Service Agreement] dated                        , originally by and between                        (the "Company") and you (the "Service Agreement").

        1.    You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment received in each of the Lock-Boxes, and credit such payments to account no.                        (the "Lock-Box Account").

        2.    The Company hereby informs you that it has transferred to its affiliate, GGRC Corp., a Delaware corporation (the "Seller") all of the Company's right, title and interest in and to the items from time to time received in the Lock-Boxes and/or deposited in the Lock-Box Account, but that the Company has agreed to continue to service the receivables giving rise to such items. Accordingly, the Company and the Seller hereby request that the name of the Lock-Box Account be changed to "GGRC Corp." the Seller hereby further advises you that it has pledged the receivables giving rise to such items to Wachovia Bank, National Association, as administrative agent for various parties (in such capacity, the "Administrative Agent") and has granted a security interest to the Administrative Agent in all of the Seller's right, title and interest in and to the Lock-Box Account and the funds therein. You acknowledge being so informed and advised that you hold all such checks, other items and funds on behalf of Administrative Agent in accordance with the terms of this Agreement.

        3.    Each of the Company and the Seller hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from the Administrative Agent in the form attached hereto as Annex A:

          (i)    the name of the Lock-Box Account will be changed to "Wachovia Bank, National Association, as Administrative Agent" (or any designee of the Administrative Agent), and the Administrative Agent will have exclusive ownership of and access to the Lock-Boxes and the Lock-Box Account, and none of the Company, the Seller, nor any of their respective affiliates will have any control of the Lock-Boxes or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Boxes to the Lock-Box Account, or will redirect the funds as the Administrative Agent may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account to the following account:

Bank Name:	Wachovia Bank, National Association
Location:	Charlotte, NC
ABA Routing No.:	ABA # 053000219
Credit Account No.:	For credit to Blue Ridge Asset Funding Account #2000010384921
Reference:	Blue Ridge/GGRC Corp.
Attention:	Douglas R. Wilson, tel. (704) 374-2520

or to such other account as the Administrative Agent may specify, (iv) all services to be performed by you under the Service Agreement will be performed on behalf of the Administrative Agent, and (v) all correspondence or other mail which you have agreed to send to the Company or the Seller will be sent to the Administrative Agent at the following address:

    Wachovia Bank, National Association, as Administrative Agent
    191 Peachtree Street
    Mail Stop GA-8407
    Atlanta, GA 30303
    Attn: Elizabeth R. Wagner, Asset-Backed Finance
    Fax: (404) 332- 5152

Moreover, upon such notice, the Administrative Agent will have all rights and remedies given to the Company (and the Seller, as the Company's assignee) under the Service Agreement. The Company agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

        4.    You hereby acknowledge that Administrative Agent shall have control of the Account in accordance with Section 9-104 of the UCC.

        5.    You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Administrative Agent for the purpose of receiving funds from the Lock-Boxes are subject to the liens of the Administrative Agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against the Company or the Seller except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

        6.    You will be liable only for direct damages in the event you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages.

        7.    The parties acknowledge that you may assign or transfer your rights and obligations hereunder solely to a wholly-owned subsidiary of [insert name of Lock-Box Bank's holding company].

        8.    The Seller agrees to indemnify you for, and hold you harmless from, all claims, damages, losses, liabilities and expenses, including reasonable legal fees and expenses, resulting from or with respect to this letter agreement and the administration and maintenance of the Lock-Box Account and the services provided hereunder, including, without limitation: (a) any action taken, or not taken, by you in regard thereto in accordance with the terms of this letter agreement, (b) the breach of any representation or warranty made by the Seller pursuant to this letter agreement, (c) any item, including, without limitation, any automated clearinghouse transaction, which is returned for any reason, and (d) any failure of the Seller to pay any invoice or charge to you for services in respect to this letter agreement and the Lock-Box Account or any amount owing to you from the Seller with respect thereto or to the service provided hereunder.

        9.    THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF                        , WHICH STATE SHALL BE YOUR "LOCATION" FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

        10.  This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or is inconsistent with, any provision of the Service Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

        Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

Very truly yours,
[NAME OF CURRENT LOCK-BOX OWNER]
By:

Name:

Title:

GGRC CORP.
By:

Name:

Title:

Acknowledged and agreed to as of the
date first above written:

[LOCK-BOX BANK]
By:

Name:

Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:

Name:

Title:

ANNEX A

FORM OF NOTICE

[On letterhead of the Administrative Agent]

[Date]

[Lock-Box Bank Name]
[Lock-Box Bank Address]

Attn:
Fax No. (    )

        Re: [Name of current Lock-Box owner]/GGRC Corp.

Ladies and Gentlemen:

        We hereby notify you that we are exercising our rights pursuant to that certain letter agreement dated November 15, 2002 (the "Letter Agreement") among [Name of current Lock-Box Owner], GGRC Corp., you and us, to have the name of, and to have exclusive ownership and control of, account no.                        identified in the Letter Agreement (the "Lock-Box Account") maintained with you, transferred to us. The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to the account specified in Section 3(i) of the Letter Agreement, or as otherwise directed by the undersigned. You have further agreed to perform all other services you are performing under the "Service Agreement" (as defined in the Letter Agreement) on our behalf.

        We appreciate your cooperation in this matter.

Very truly yours,
WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:

Name:

Title:

EXHIBIT B

[NAME OF COMPANY]

FORM OF CERTIFICATE OF FINANCIAL OFFICER

To: Wachovia Bank, National Association, as Administrative Agent

        This Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of November 15, 2002 among GGRC Corp. (the "Seller"), Georgia Gulf Corporation, as a servicer, Georgia Gulf Chemicals and Vinyls, LLC, as a servicer, Blue Ridge Asset Funding Corporation and Wachovia Bank, National Association, as administrative agent (the "Agreement").

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

        1.    I am the duly elected                        of [name of Company] (the "Company").

        2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

        3.    The financial statements attached hereto as Exhibit A fairly present the financial condition and results of the Company and its Subsidiaries in accordance with GAAP consistently applied[, subject to normal year-end adjustments].

        4.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Liquidation Event or Unmatured Liquidation Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [, except as set forth in paragraph 6 below].

        5.    Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

        [6.  Described below are the exceptions, if any, to paragraph 4 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:                        ]

        The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of                        , 20    .

[NAME OF COMPANY]
By:

Name:

Title:

B-1

EXHIBIT C

CREDIT AND COLLECTION POLICY
(to be provided by Seller Parties)

QuickLinks

  Exhibit 99.1
TABLE OF CONTENTS
RECEIVABLES PURCHASE AGREEMENT Dated as of November 15, 2002
APPENDIX A DEFINITIONS
SCHEDULE 6.1(i) DESCRIPTIONS OF MATERIAL ADVERSE CHANGES
SCHEDULE 6.1(n) LIST OF OFFICES OF SERVICER AND SELLER WHERE RECORDS ARE KEPT
SCHEDULE 6.1(o) LIST OF LOCK-BOX BANKS MAIN OFFICE ADDRESS & ACCOUNT NUMBER
SCHEDULE 14.2 NOTICE ADDRESSES
EXHIBIT 1.2 (a) FORM OF PURCHASE REQUEST
EXHIBIT 3.1(a-1) FORM OF INFORMATION PACKAGE
EXHIBIT 3.1(a-2) FORM OF INTERIM INFORMATION PACKAGE (to be provided by Wachovia)
EXHIBIT A-1 FORM OF LOCK-BOX AGREEMENT November 15, 2002
ANNEX A FORM OF NOTICE [On letterhead of the Administrative Agent] [Date]
EXHIBIT B [NAME OF COMPANY] FORM OF CERTIFICATE OF FINANCIAL OFFICER
EXHIBIT C CREDIT AND COLLECTION POLICY (to be provided by Seller Parties)